Exhibit 10.1

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

Direct Digital Holdings, LLC

(a Texas limited liability company)

February 15, 2022

THE UNITS REPRESENTED BY THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM.

THE UNITS REPRESENTED BY THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THIS AGREEMENT, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH UNITS UNTIL SUCH RESTRICTIONS HAVE BEEN SATISFIED WITH RESPECT TO ANY TRANSFER. A COPY OF SUCH RESTRICTIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

		Page
Section 1
FORMATION, NAME, PURPOSE, MEMBERS, DEFINITIONS, ETC.

Section 1.1	General	2

Section 1.2	Name; Principal Office	2

Section 1.3	Purposes	2

Section 1.4	Registered Agent; Registered Office	3

Section 1.5	Commencement and Term	3

Section 1.6	Income Tax Classification	3

Section 1.7	Members	3

Section 1.8	Definitions	3

Section 2
CAPITALIZATION AND MEMBERS

Section 2.1	Capitalization	3

Section 2.2	Provisions with Respect to Units	5

Section 2.3	Additional Capital Contributions	8

Section 2.4	Member Loans	9

Section 2.5	Maintenance of Capital Accounts/Reports; Withdrawal of Capital; No Interest	9

Section 2.6	Representations and Warranties of Members	9

Section 3
NON-LIQUIDATING DISTRIBUTIONS

Section 3.1	Available Cash	10

Section 3.2	Withholding/Deemed Loans to Members	10

Section 3.3	Limitations on Distributions/Liability for Repayment	11

Section 3.4	Determination of Available Cash	12

Section 4
ALLOCATIONS OF PROFITS AND LOSSES

Section 4.1	General Allocation of Profits or Losses	12

Section 4.2	Allocations of Certain Tax Items	13

Section 4.3	Miscellaneous	13

Section 5
MANAGEMENT

Section 5.1	Designation and Authority of Managing Member	13

Section 5.2	Authority of the Managing Member; Delegation of Authority	14

-i-

(continued)

		Page

Section 5.3	Additional or Substitute Managing Member	15

Section 5.4	Fiduciary Duties; Indemnification	15

Section 5.5	Compensation/Reimbursement	17

Section 5.6	Officers	18

Section 6
MEMBERs

Section 6.1	Member Voting	18

Section 6.2	Written Consent to Action	19

Section 6.3	Members Lack of Authority	19

Section 6.4	No Right of Partition	19

Section 6.5	Limitation of Liability	19

Section 7
UNREGISTERED SECURITIES

Section 8
TRANSFERS OF MEMBERSHIP INTERESTS

Section 8.1	Transfers by Unitholders	20

Section 8.2	Void Transfers	21

Section 8.3	Effect of Transfer	21

Section 8.4	Additional Restrictions on Transfer	21

Section 8.5	Transfer Fees and Expenses	22

Section 8.6	Redemption and Exchange Rights	23

Section 8.7	Indirect Ownership	26

Section 8.8	Pledge of Membership Interests	27

Section 9
DISSOLUTION, WINDING UP AND LIQUIDATING DISTRIBUTIONS

Section 9.1	Events of Dissolution	27

Section 9.2	Winding Up	28

Section 9.3	Liquidating Distributions	28

Section 9.4	Liquidating Trust	28

Section 9.5	Certificate of Termination	28

Section 9.6	Withdrawal and Resignation of Unitholders	29

Section 10
BOOKS AND RECORDS; INFORMATION RIGHTS; INSURANCE

Section 10.1	Books and Records	29

-ii-

(continued)

-iii-

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
of
Direct Digital Holdings, LLC

This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (the “Agreement”) of Direct Digital Holdings, LLC, a Texas limited liability company (the “Company”), dated as of February 15, 2022, by and among the Company, Direct Digital Holdings, Inc., a Delaware corporation (“PubCo”), and each of the Members listed on the signature pages hereto, and is made effective as of the Effective Time. Capitalized terms used herein without definition shall have the meanings assigned to such terms in Appendix A.

RECITALS

WHEREAS, the Company was formed as a Texas limited liability company on March 13, 2018 (the “Formation Date”), under and pursuant to the TBOC and the issuance of a certificate of formation for the Company by the Secretary of State of Texas effective March 13, 2018 bearing filing number 802960795;

WHEREAS, the Company has been governed since September 30, 2020, by that certain Amended and Restated Limited Liability Company Agreement of the Company (the “Original Agreement”);

WHEREAS, on January 17, 2022, the Board (as defined in the Original Agreement) of the Company approved an “Up-C IPO structure” pursuant to which PubCo desires to effect a proposed underwritten initial public offering of shares of its Class A Common Stock (the “IPO”);

WHEREAS, pursuant to a Redemption Agreement, dated as of November 14, 2021, by and between the Company and the USDM Investor (the “Redemption Agreement”), all outstanding Preferred Units (as defined in the Original Agreement) were redeemed prior to the Effective Time;

WHEREAS, at the Effective Time, all Common Units are, automatically without any further action on the part of the Company and the Members, reclassified and changed into Class A Common Units paired with a corresponding number of Class B Voting Units as set forth herein, and shall cease to exist as Common Units (the conversions described in this recital, together with the USDM Redemption, the “Recapitalization”);

WHEREAS, after the Effective Time and prior to the effectiveness of PubCo’s initial public offering (the “Pre-IPO Effective Time”), the holders of Class B Voting Units other than the USDM Investor will exchange all of their Class B Voting Units to PubCo for Class B Common Stock (the exchanges described in this recital, the “Pre-IPO Exchanges,” and the agreements pursuant to which the Pre-IPO Exchanges are effected, the “Exchange Agreements”);

WHEREAS, immediately following the Pre-IPO Exchanges, PubCo shall contribute (the “Contribution”) the net proceeds received from the IPO to the Company in exchange for Class A Common Units from the Company;

WHEREAS, PubCo, as holder of all the Class B Voting Units following the USDM Investor redemption, designates itself as, and is hereby admitted to the Company as, Managing Member, and in such capacity shall have the rights and obligations as provided in this Agreement, and

WHEREAS, following receipt of the net proceeds from the IPO, the Company will, pursuant to the Redemption Agreement, redeem in full all remaining equity interests in the Company held by the USDM Investor;

WHEREAS, PubCo, the USDM Investor, and the Company shall treat the Contribution and the USDM IPO Redemption as a disguised sale of partnership interests for all income tax purposes within the meaning of Section 707(a)(2)(B) of the Code to the extent of the IPO proceeds received by the USDM Investor;

WHEREAS, the Company, PubCo, and the Members desire to amend and restate the Original Agreement in its entirety as set forth herein effective as of the Effective Time, at which time the Original Agreement will be superseded entirely by this Agreement, including the rights, preferences and obligations in respect of their membership interests, in accordance with the terms hereof; and

WHEREAS, this Agreement shall constitute a company agreement within the meaning of Section 101.001(1) of the TBOC.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree to amend and restate the Original Agreement as follows:

Section 1
FORMATION, NAME, PURPOSE, MEMBERS, DEFINITIONS, ETC.

Section 1.1            General.

(a)          Formation. The Members acknowledge that the Company was formed as a Texas limited liability company on the Formation Date, by the filing of the Certificate with the Texas Secretary of State and the Members hereby ratify such filings and registration.

(b)          Further Actions. The Managing Member shall cause the Company (or duly appointed officer or other authorized representative of the Company) to execute, deliver and/or file such documents and/or take such other actions as may be necessary to maintain the Company’s status as a limited liability company under the TBOC and as a “partnership” under the Code, and to carry out the business purposes of the Company as set forth in Section 1.3, including, causing the Company to be (or become and remain) qualified, formed or registered under assumed or fictitious name statutes, qualification to do business statutes and similar laws in any jurisdiction in which the Company transacts business and executing, delivering and/or filing all certificates or other instruments (and any amendments and restatements thereof) which may be required in connection therewith. The Members shall, at the request of the Managing Member, promptly execute such documents and furnish such information as may be necessary to enable the Managing Member to perform, on behalf of the Company, or to enable the Company to perform those actions contemplated under this Section 1.1(b).

(c)          Conflicts. In the event of any conflict between the terms or provisions of this Agreement and the Certificate (as the same may be amended from time to time) or between this Agreement and any of the terms or provisions of the TBOC (except any provisions of the TBOC which, by their terms, may not be superseded by the terms of this Agreement), the terms or provisions of this Agreement shall control.

Section 1.2            Name; Principal Office. The name of the Company is “Direct Digital Holdings, LLC.” The principal office of the Company shall be located at any place as the Managing Member may designate by written notice to the Members from time to time.

Section 1.3            Purposes. The purpose and business of the Company shall be engaging in any lawful act or activity for which limited liability companies may be formed under the TBOC.

Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the laws of the State of Texas. Subject to the TBOC and the provisions of this Agreement the Company may, with the approval of the Managing Member, enter into and perform under any and all documents, agreements and instruments, all without any further act, vote or approval of any Member.

Section 1.4            Registered Agent; Registered Office. The Company’s registered agent and registered office in the State of Texas are specified in the Certificate. The Managing Member, on behalf of the Company, may change the registered office and/or the registered agent of the Company (in any state or other jurisdiction where appointment of a registered agent is required) from time to time.

Section 1.5            Commencement and Term. The term of the Company commenced on the filing of its Certificate and shall thereafter continue in perpetuity unless sooner dissolved, liquidated and terminated as provided in Section 9 hereof.

Section 1.6            Income Tax Classification. The Company is classified as a “partnership” for federal income tax purposes. The Members acknowledge and agree that it is not the purpose or intent of the Members to cause the Company to be treated (or elect to be treated) for federal income tax purposes as an association taxable as a corporation.

Section 1.7            Members. The names and addresses of the Members and their respective Units are listed on Schedule 1.7 attached hereto. Except as otherwise permitted by, and subject to the terms of, this Agreement, including Section 2 and Section 8 hereof, additional or substitute “members” of the Company may be admitted only in relation to an issuance of Membership Interests as permitted by and made pursuant to Section 2 hereof or a Transfer of Membership Interests as permitted by and made pursuant to Section 8 hereof. The Managing Member shall cause Schedule 1.7 attached hereto to be amended from time to time to reflect any sale or other disposition by a Member of all or any portion of such Member’s Units or the admission of any additional or substitute “members” of the Company in accordance with the express terms hereof, or, otherwise, to reflect any change in the information of any Member set forth therein (to the extent known or made known to the Managing Member).

Section 1.8            Definitions. Words and phrases capitalized throughout this Agreement, but which are not otherwise defined herein (or in the Recitals hereto or the opening paragraph hereof), shall have the respective meanings ascribed thereto in Appendix A or Appendix B attached hereto and made a part hereof.

Section 2
CAPITALIZATION AND MEMBERS

Section 2.1            Capitalization.

(a)           Each Member shall hold Units, and the relative rights, powers, privileges, preferences and obligations with respect to each Member’s Units shall be determined under this Agreement and the TBOC based upon the number and the class of Units held by such Member. The number and the class of Units held by each Member shall be set forth on Schedule 1.7. The classes of Units as of the Effective Time are as follows: “Class A Common Units” and “Class B Voting Units.” The Members shall have no right to vote on any matter, except as specifically set forth in this Agreement, or as may be required under the TBOC. Any such vote shall be at a meeting of the Members entitled to vote or in writing as provided herein.

(i)            Class A Common Units. The Class A Common Units shall have all the rights, powers, privileges and obligations as are specifically provided for in this Agreement for Class A Common Units, and as may otherwise be generally applicable to all classes of Units, unless such application is specifically limited to one or more other classes of Units. Notwithstanding anything to the contrary contained herein, the holders of Class A Common Units shall not be entitled to vote on any matter subject to a vote of the Members, except as otherwise required by law and on any such matter the holders of Class A Common Units shall be entitled to one (1) vote per Class A Common Unit.

(ii)            Class B Voting Units. The holders of Class B Voting Units shall be entitled to one (1) vote per Class B Voting Unit with respect to any designation of the Managing Member pursuant to Section 5.1 or designation of an additional Managing Member or substitute Managing Member pursuant to Section 5.3, and shall not be entitled to any other rights, powers, privileges or obligations under this Agreement.

(b)           On the date hereof and in connection with the IPO, the following shall have occurred or will occur:

(i)             Prior to the Effective Time, the USDM Redemption was consummated.

(ii)            At the Effective Time, the Recapitalization is hereby consummated.

(iii)           Immediately after the Effective Time, the Pre-IPO Exchanges shall be consummated.

(iv)          The Members agree that immediately following the Effective Time, no fractional Class A Common Unit will remain outstanding and any fractional Class A Common Unit held by a Member shall be rounded up to the nearest whole number.

(c)          Subject to the terms of this Agreement (including this Section 2.1 and Section 2.2), the Managing Member in its sole discretion may establish and issue, from time to time in accordance with such procedures as the Managing Member shall determine from time to time, additional Units, in one or more classes or series of Units, or other Company securities, at such price, and with such designations, preferences and relative, participating, optional or other special rights, powers and duties (which may be senior to existing Units, classes and series of Units or other Company securities), as shall be determined by the Managing Member without the approval of any Member or any other Person who may acquire an interest in any of the Units, including (i) the right of such Units to share in Profits and Losses or items thereof; (ii) the right of such Units to share in Company distributions; (iii) the rights of such Units upon dissolution and winding up of the Company; (iv) whether, and the terms and conditions upon which, the Company may or shall be required to redeem such Units (including sinking fund provisions); (v) whether such Units are issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which such Units will be issued, evidenced by certificates and assigned or transferred; (vii) the terms and conditions of the issuance of such Units (including, without limitation, the amount and form of consideration, if any, to be received by the Company in respect thereof, the Managing Member being expressly authorized, in its sole discretion, to cause the Company to issue such Units for less than fair market value); and (viii) the right, if any, of the holder of such Units to vote on Company matters, including matters relating to the relative designations, preferences, rights, powers and duties of such Units. Notwithstanding any other provision of this Agreement, the Managing Member in its sole discretion, without the approval of any Member or any other Person, is authorized (i) to issue Units or other Company securities of any newly established class or any existing class to Members or other Persons who may acquire an interest in the Company; (ii) to amend this

Agreement to reflect the creation of any such new class, the issuance of Units or other Company securities of such class, and the admission of any Person as a Member which has received Units or other Company securities; and (iii) to effect the combination, subdivision and/or reclassification of outstanding Units as may be necessary or appropriate to give economic effect to equity investments in the Company by the Managing Member that are not accompanied by the issuance by the Company to the Managing Member of additional Units and to update the books and records of the Company accordingly. Except as expressly provided in this Agreement to the contrary, any reference to “Units” shall include the Class A Common Units, Class B Voting Units, and Units of any other class or series that may be established in accordance with this Agreement. All Units of a particular class shall have identical rights in all respects as all other Units of such class, except in each case as otherwise specified in this Agreement.

(d)          No Unit in the Company shall be represented by a separate certificate. All Units will be “uncertificated” pursuant to Article 8 of the Uniform Commercial Code, and no Member shall be entitled to a hold a “certificated security” pursuant to Article 8 of the Uniform Commercial Code unless consented to by the Board and any lender to the Company who has similarly reserved consent rights has consented to such certificate. To the extent that any Units are certificated after the date hereof and in accordance with the terms hereof, each certificate evidencing Units and each certificate issued in exchange for or upon the Transfer of any Units (if such securities remain Units as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially as set forth in Section 7.

(e)          To the extent information is required to be disclosed to any Member pursuant to this Agreement or the TBOC, each Member acknowledges and agrees that portions of this Agreement may be redacted by the Managing Member or information herein may otherwise be aggregated by the Managing Member to prevent disclosure of confidential information with respect to individual allocations of employee Equity Interests.

(f)           Each Member who is issued Units by the Company pursuant to the authority of the Managing Member pursuant to Section 5.1 shall make the Capital Contributions to the Company determined by the Managing Member pursuant to the authority of the Managing Member pursuant to Section 5.1 in exchange for such Units.

(g)          Each Member, to the extent having the right to consent thereto, by executing this Agreement, hereby confirms, ratifies and approves the transactions contemplated by this Agreement and the other agreements and transactions referred to herein.

Section 2.2            Provisions with Respect to Units.

(a)           New PubCo Issuances.

(i)            Subject to Section 8.6 and Section 2.2(a)(ii), if, at any time after the Effective Time, PubCo issues shares of its Class A Common Stock or any other Equity Interest of PubCo (other than shares of Class B Common Stock), (x) the Company shall concurrently issue to PubCo an equal number of Class A Common Units (if PubCo issues shares of Class A Common Stock), or an equal number of such other Equity Interest of the Company corresponding to the Equity Interests issued by PubCo (if PubCo issues Equity Interests other than Class A Common Stock), and with the same rights to distributions (including distributions upon liquidation) and other economic rights as those of such Equity Interests of PubCo so issued and (y) PubCo shall concurrently contribute to the Company the net proceeds or other property received by PubCo, if any, for such share of Class A Common Stock or other Equity Interest.

(ii)          Notwithstanding anything to the contrary contained in Section 2.2(a)(i) or Section 2.2(a)(iii), this Section 2.2(a) shall not apply to (x) the issuance and distribution to holders of shares of PubCo Equity Interests of rights to purchase Equity Interests of PubCo under a “poison pill” or similar shareholder rights plan (and upon exchange of Class A Common Units for Class A Common Stock, such Class A Common Stock shall be issued together with a corresponding right under such plan) or (y) the issuance under PubCo’s employee benefit plans of any warrants, options, stock appreciation right, restricted stock, restricted stock units, performance based award or other rights to acquire Equity Interests of PubCo or rights or property that may be converted into or settled in Equity Interests of PubCo, but shall in each of the foregoing cases apply to the issuance of Equity Interests of PubCo in connection with the exercise or settlement of such warrants, options, stock appreciation right, restricted stock units, performance based awards or the vesting of restricted stock (including as set forth in clause (iii) below, as applicable).

(iii)          In the event any outstanding Equity Interest of PubCo is exercised or otherwise converted and, as a result, any shares of Class A Common Stock or other Equity Interests of PubCo are issued, (x) the corresponding Equity Interest outstanding at the Company, if any, shall be similarly exercised or otherwise converted, if applicable, (y) an equivalent number of Class A Common Units or equivalent Equity Interests of the Company shall be issued to PubCo as required by the first sentence of Section 2.2(a)(i), and (z) PubCo shall as soon as practicable following such exercise or conversion contribute to the Company the net proceeds received by PubCo from any such exercise or conversion.

(b)          New Company Issuances; Additional Members.

(i)            Except pursuant to Section 8.6, (x) the Company may not issue any additional Class A Common Units to PubCo or any of its Subsidiaries (other than the Company and its Subsidiaries) unless (i) substantially simultaneously therewith PubCo or such Subsidiary issues or transfers an equal number of newly-issued shares of Class A Common Stock (or relevant Equity Interest of such Subsidiary) to another Person or Persons, and (ii) such issuance is in accordance with Section 2.2(a), and (y) the Company may not issue any other Equity Interests of the Company to PubCo or any of its Subsidiaries (other than the Company and its Subsidiaries) unless (i) substantially simultaneously therewith PubCo or such Subsidiary issues or transfers, to another Person, an equal number of newly-issued shares of Equity Interests of PubCo or such Subsidiary with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Interests of the Company, and (ii) such issuance is in accordance with Section 2.2(a)

(ii)          Subject to the provisions of Section 8 hereof, a Person may be admitted to the Company as an additional Member only upon furnishing to the Company (x) counterparts of this Agreement or an executed joinder to this Agreement in a form acceptable to the Managing Member and (y) such other documents or instruments as may be necessary or appropriate to effect such Person’s admission as a Member (including entering into such documents as the Managing Member may deem appropriate); provided, however, that PubCo, upon acquiring Units pursuant to the Exchange Agreements, shall, automatically without any further action on the part of the Company or PubCo, be admitted to the Company as an additional Member. Such admission shall become effective on the date on which the Managing Member determines that such conditions have been satisfied and when any such admission is shown on the books and records of the Company.

(c)            Repurchases and Redemptions.

(i)            Subject to Section 2.2(c)(ii), PubCo or any of its Subsidiaries (other than the Company and its Subsidiaries) may redeem, repurchase or otherwise acquire (A) shares of Class A Common Stock pursuant to a Board approved repurchase plan or program (or otherwise in connection with a transaction approved by the Board) and, substantially simultaneously therewith, the Company shall redeem, repurchase or otherwise acquire from PubCo or such Subsidiary an equal number of Class A Common Units for the same price per security, if any, or (B) any other Equity Interests of PubCo or any of its Subsidiaries (other than the Company and its Subsidiaries) pursuant to a Board approved repurchase plan or program (or otherwise in connection with a transaction approved by the Board) and, substantially simultaneously therewith, the Company shall redeem, repurchase or otherwise acquire from PubCo or such Subsidiary an equal number of the corresponding class or series of Equity Interests of the Company with the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Interests of PubCo or such Subsidiary for the same price per security, if any.

(ii)          In the event that a tender offer, share exchange offer, or take-over bid or similar transaction with respect to Class A Common Stock, if any (a “PubCo Offer”), is proposed by PubCo or is proposed to PubCo or its stockholders, the holders of Class A Common Units shall be permitted to participate in such PubCo Offer by delivery of an Exchange Notice (which Exchange Notice shall be effective immediately prior to the consummation of such PubCo Offer (and, for the avoidance of doubt, shall be contingent upon such PubCo Offer and not be effective if such PubCo Offer is not consummated)). In the case of a PubCo Offer proposed by PubCo, PubCo shall use its reasonable best efforts to take all such actions and do all such things as are necessary or desirable to enable and permit the holders of Class A Common Units to participate in such PubCo Offer to the same extent or on an economically equivalent basis as the holders of shares of Class A Common Stock without discrimination; provided that, without limiting the generality of this sentence (and without limiting the ability of any Member holding Class A Common Units to consummate an Exchange at any time pursuant to the terms of this Agreement), the Managing Member shall use its reasonable best efforts to ensure that such holders of Class A Common Units may participate in such PubCo Offer without being required to Exchange their Class A Common Units and cancel their shares of Paired Voting Stock, as the case may be, (or, if so required, to ensure that any such Exchange and cancelation shall be effective only upon, and shall be conditional upon, the closing of the transactions contemplated by the PubCo Offer). For the avoidance of doubt, in no event shall the holders of Class A Common Units be entitled to receive in such PubCo Offer aggregate consideration for each Class A Common Unit and share of Paired Voting Stock, taken together, that is greater than or less than the consideration payable in respect of each share of Class A Common Stock in connection with such PubCo Offer (it being understood that payments under or in respect of the Tax Receivable Agreement shall not be considered part of any such consideration).

(iii)          The Company may not redeem, repurchase or otherwise acquire (x) any Class A Common Units from PubCo or any of its Subsidiaries (other than the Company and its Subsidiaries) unless substantially simultaneously PubCo or such Subsidiary redeems, repurchases or otherwise acquires pursuant to a Board approved repurchase plan or program (or otherwise in connection with a transaction approved by the Board) an equal number of shares of Class A Common Stock for the same price per security from holders thereof or (y) any other Equity Interests of the Company from PubCo or any of its Subsidiaries (other than the Company and its Subsidiaries) unless substantially simultaneously PubCo or such Subsidiary redeems, repurchases or otherwise acquires pursuant to a Board approved repurchase plan or program (or otherwise in connection with a transaction approved by the Board) for the same price per security an equal number of Equity Interests of PubCo (or such Subsidiary) of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Interests of PubCo or such Subsidiary.

(iv)          Notwithstanding the foregoing clauses (i) through (iii), to the extent that any consideration payable by PubCo in connection with the redemption, repurchase or acquisition of any shares of Class A Common Stock or other Equity Interests of PubCo or any of its Subsidiaries (other than the Company and its Subsidiaries) consists (in whole or in part) of shares of Class A Common Stock or such other Equity Interests (including in connection with the cashless exercise of an option or warrant (or other convertible right or security)) other than under PubCo’s employee benefit plans for which there is no corresponding Class A Common Units or other Equity Interests of the Company, then the redemption, repurchase or acquisition of the corresponding Class A Common Units or other Equity Interests of the Company shall be effectuated in an equivalent manner.

(d)           Equity Subdivisions and Combinations.

(i)            The Company shall not in any manner effect any subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the outstanding Class A Common Units unless accompanied by an identical subdivision or combination, as applicable, of the outstanding PubCo Class A Common Stock and Paired Voting Stock or other related class or series of Equity Interest of PubCo, with corresponding changes made with respect to any other exchangeable or convertible Equity Interests of the Company and PubCo.

(ii)          Except in accordance with Section 8.6(c), PubCo shall not in any manner effect any subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the outstanding PubCo Class A Common Stock or any other class or series of Equity Interest of PubCo, unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Class A Common Units or other related class or series of Equity Interest of the Company, with corresponding changes made with respect to any applicable exchangeable or convertible Equity Interests of the Company and PubCo.

(e)          General Authority. For the avoidance of doubt, but subject to Sections 2.1 and 2.2, the Company and PubCo (including in its capacity as the Managing Member of the Company) shall be permitted to undertake all actions, including an issuance, redemption, reclassification, distribution, division or recapitalization, with respect to the Class A Common Units, that are necessary, in the Managing Member’s determination, to maintain at all times a one-to-one ratio between (i) the number of Class A Common Units owned by PubCo, directly or indirectly, and the number of outstanding shares of Class A Common Stock, and (ii) the number of outstanding shares of applicable Paired Voting Stock held by any Person and the number of Class A Common Units held by such Person disregarding, for purposes of maintaining the one-to-one ratios in clauses (i) and (ii), (A) options, rights or securities of PubCo issued under any plan involving the issuance of any Equity Interests that are convertible into or exercisable or exchangeable for Class A Common Stock, (B) treasury stock, or (C) preferred stock or other debt or equity securities (including warrants, options or rights) issued by PubCo, that are convertible into or exercisable or exchangeable for Class A Common Stock (but in each case prior to such conversion or exchange).

Section 2.3           Additional Capital Contributions. No Member shall be required to make any additional Capital Contribution to the Company without the consent of such Member. No Member shall have the right to make any additional Capital Contribution to the Company except as expressly provided herein.

Section 2.4           Member Loans. Loans by Unitholders to the Company shall not be considered Capital Contributions. The amount of any such loans shall be a debt of the Company to such Unitholder and shall be payable or collectible in accordance with the terms and conditions upon which such loans are made.

Section 2.5           Maintenance of Capital Accounts/Reports; Withdrawal of Capital; No Interest.

(a)          Capital Accounts. An individual Capital Account shall be determined and maintained by the Company for each Member as provided in Section I of Appendix B attached hereto. Upon the sale, exchange or assignment of all or a portion of an interest in the Company, the Capital Account of the transferor, or the portion thereof that is attributable to the transferred interest, if the transferor disposed of less than the transferor’s entire interest in the Company, shall be carried over to the transferee.

(b)          No Right to Withdraw Capital/No Right to Interest. Except as otherwise provided in Section 3 and Section 8 hereof, no Member shall be entitled to withdraw all or any portion of such Member’s Capital Contributions or the balance in such Member’s Capital Account, in money or other property, prior to dissolution of the Company, and then only in accordance with the provisions of the TBOC and Section 9.3 hereof. Neither the Board, nor any Member shall be personally liable for the payment or return of any portion of any Member’s Capital Contributions. No interest will be paid on account of any Capital Contributions (or on the credit balance in any Member’s Capital Account). No Member shall have the right to receive or demand property other than cash in return for such Member’s Capital Contributions, and no Member shall have priority over any other Member, either as to the return of such Member’s Capital Contributions or as to distributions, except to the extent otherwise expressly specified in this Agreement.

Section 2.6           Representations and Warranties of Members. By execution and delivery of this Agreement or a joinder hereto, as applicable, each of the Members (other than PubCo) represents and warrants to the Company and acknowledges that:

(a)          Such Member has been advised that Units have not been registered under the Securities Act or the securities laws of any other jurisdiction, are issued in reliance upon federal and state exemptions for transactions not involving a public offering and cannot be disposed of unless (i) they are subsequently registered or exempted from registration under the Securities Act and (ii) the provisions of this Agreement have been complied with;

(b)          Such Member is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act, as amended by Section 413(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act;

(c)          Such Member’s Units are being acquired for its own account solely for investment and not with a view to resale or distribution thereof;

(d)          Such Member has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and the Company’s subsidiaries and such Member acknowledges that it has been provided adequate access to the personnel, properties, premises and records of the Company and the Company’s subsidiaries for such purpose;

(e)          The determination of such Member to acquire Units has been made by such Member independent of any other Member and independent of any statements or opinions as to the advisability of such purchase or as to the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and the Company’s subsidiaries that may have been made or given by any other Member or by any agent or employee of any other Member;

(f)          Such Member has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and making an informed decision with respect thereto;

(g)          Such Member is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time;

(h)          The execution, delivery and performance of this Agreement have been duly authorized by such Member and do not require such Member to obtain any consent or approval that has not been obtained and do not contravene or result in a default in any material respect under any provision of any law or regulation applicable to such Member or other governing documents or any agreement or instrument to which such Member is a party or by which such Member is bound;

(i)           This Agreement is valid, binding and enforceable against such Member in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general applicability relating to or affecting creditors’ rights or general equity principles (regardless of whether considered at law or in equity); and

(j)           Neither the issuance of any Units to any Member nor any provision contained herein will entitle the Member to remain in the employment of the Company or any of its subsidiaries or affect the right of the Company or any of its subsidiaries to terminate the Member’s employment at any time for any reason, other than as otherwise provided in such Member’s employment agreement or other similar agreement with the Company or any of its subsidiaries, if applicable.

Section 3
NON-LIQUIDATING DISTRIBUTIONS

Section 3.1            Available Cash. Prior to the Company’s dissolution in accordance with Section 9.1 hereof, subject to the following provisions of this Section 3 and any restrictions on distributions to the Members otherwise specified in this Agreement, the Managing Member may from time to time cause the Company to distribute its Available Cash (after having first made any Tax Distributions permitted to be made under Section 3.2(d) for the current and all prior Taxable Years), if any, from time to time in such amounts as the Managing Member may determine, to the holders of Common Units (ratably among such holders based upon the number of Common Units held by each such holder immediately prior to such distribution).

Section 3.2           Withholding/Deemed Loans to Members.

(a)          Tax Withholding; Treatment. If the Company is required (as determined in good faith by the Managing Member) to make a payment (a “Tax Payment”) with respect to any Member to discharge any legal obligation of the Company (or the Managing Member) to make payments to any governmental authority with respect to any federal, foreign, state or local tax liability of such Member arising from such Member’s ownership or disposition of a Membership Interest, then, notwithstanding any other provision of this Agreement to the contrary, the amount of such Tax Payment shall be treated as: (i) a distribution to such Member (and the payment by such Member of the tax to which such payment relates), which shall offset, in whole or part, the first distribution(s), if any, otherwise to be made by the Company to such Member as of the date thereof pursuant to Section 3.1 or Section 9.3 hereof, or (ii) to the extent such Tax Payment exceeds the distribution(s) otherwise then to be made to such Member (or if no distribution is then to be made to such Member), a loan by the Company to such Member, which loan shall bear interest at the Prime Rate (as determined as of the date such Tax Payment is made) and be payable upon demand by the Managing Member or, in the discretion of the Managing Member, by set off against the first distribution (or distributions) thereafter to be made by the Company to such Member, whether under Section 3.1 or Section 9.3 hereof.

(b)          Right of Holdback. The Managing Member shall be entitled to hold back any distribution (including Company property to be distributed in-kind) otherwise payable by the Company to any Member if and to the extent the Managing Member believes, in good faith, that a Tax Payment is or will be required with respect to such Member in the future and the Managing Member believes that there will not be sufficient subsequent distributions to such Member to make such Tax Payment.

(c)          Special Allocations of Gain or Loss from Sale of Retained Property. If applicable, in the event Company property, or a portion thereof, to be distributed in-kind to any Member is retained by the Company to make a Tax Payment for such Member, then such property, or applicable portion thereof, shall be deemed for purposes hereof to have been distributed to such Member as of the date such distribution in-kind was otherwise to be have been made and all gain or loss, as determined for federal income tax purposes, from the Company’s sale of such property to fund such Tax Payment, shall be allocated, in full, to such Member.

(d)          Tax Distributions. Notwithstanding the foregoing to the contrary, subject to the other limitations set forth herein, to the extent of the Company’s Available Cash, the Managing Member shall cause tax distributions (“Tax Distributions”) for any Taxable Year to be made to the Members during any such year, on a quarterly basis, as of the end of each calendar quarter, in an amount equal to the product of (i) the Assumed Tax Rate and (ii) the Company’s net taxable income for such Taxable Year through the end of each such calendar quarter, taking into account losses of the Company from prior calendar quarters to the extent such losses did not previously offset net taxable income for purposes of calculating a Tax Distribution, and taking into account the aggregate prior Tax Distributions, if any, made to the Members under this section for such year; provided, however, that the Managing Member may make adjustments in its reasonable discretion to reflect transactions occurring during the Taxable Year. Tax Distributions shall be apportioned among and distributed to the Members in the same proportion as the aggregate amounts of net taxable income of the Company for such Taxable Year are allocated to the Members hereunder taking into account the adjustments set forth above. For the avoidance of doubt, for purposes of computing Tax Distributions, salaries, bonuses, and any other payments in the nature of compensation (including guaranteed payments for services) shall not be taken into account as allocable income. Any amounts distributed pursuant to this Section 3.2(d) as Tax Distributions shall be treated as an advance of the subsequent distributions otherwise distributable to a Member pursuant to Section 3.1 or Section 9.3(c) (as applicable), and such subsequent distribution amounts pursuant to Section 3.1 or Section 9.3(c) (as applicable) shall be reduced by the amount distributed as a Tax Distribution to such Member pursuant to this Section 3.2(d). No Tax Distributions shall be made under this Section 3.2(d) with respect to the taxable year in which the Company liquidates or in which a Sale of the Company occurs (other than Tax Distributions made prior to the date of the actual Sale of the Company).

Section 3.3            Limitations on Distributions/Liability for Repayment.

(a)          Statutory Restrictions. The Company shall not make any distributions (as such term is defined in TBOC Section 101.206, and other than in accordance with Chapter 11 of the TBOC) to any of the Members if, immediately following such distribution, the Company would not otherwise have sufficient remaining properties (based on the fair value of its remaining properties) to pay its then total outstanding liabilities, other than liabilities to its Members on account of their Membership Interests in the Company and liabilities of the Company for which the recourse of the applicable Company creditor(s) is or are limited to specified Company property. (For purposes of applying the preceding sentence, the fair value of any Company property that is subject to a liability for which the recourse of an applicable Company creditor is limited, shall be included in the assets of the Company only to the extent that the fair value of such property exceeds that liability.)

(b)          Member Repayment Obligations. Any Member that receives a distribution made in violation of the terms of Section 3.3(a) above and Section 101.206 of the TBOC, and who knew at the time of such distribution that such distribution was made in violation thereof, shall be liable to the Company for the amount of such distribution; provided, that, unless otherwise agreed (or unless otherwise provided by the TBOC), such Member shall have no liability to the Company for such distribution after the expiration of one (1) year from the date thereof (or such longer or shorter period as may hereafter be required by the TBOC) unless an action to recover such distribution from such Member is or was commenced prior to the expiration of said one year (or other applicable) period and an adjudication of liability against such Member is made in said action.

Section 3.4            Determination of Available Cash. In determining the amount of Available Cash, the Managing Member shall make a determination, as a prudent business person, of the amount of cash reserves reasonably necessary or appropriate to be established and/or maintained by the Company in furtherance of its authorized business purposes, both considering current and future or anticipated operating needs, and the amount of such Available Cash shall be approved and made a part of the Company’s budget pursuant to Section 10.6.

Section 4
ALLOCATIONS OF PROFITS AND LOSSES

Section 4.1           General Allocation of Profits or Losses. Subject to Appendix B attached hereto, Profits or Losses of the Company for each Allocation Period commencing on or after the Effective Date hereof, shall be allocated as follows:

(a)          General. Except as otherwise provided in this Agreement, Profits and Losses, and to the extent necessary, any items thereof, for any Allocation Period shall be allocated among the Members in such a manner that, as of the end of such Allocation Period, the sum of (i) the Capital Account of each Member, (ii) such Member’s share of Company Minimum Gain (as determined according to Regulations § 1.704-2(g)) and (iii) such Member’s allocation of Member Nonrecourse Debt Minimum Gain (as determined according to Regulations § 1.704-2(i)(3)) shall be equal to the respective net amounts, positive or negative, which would be distributed to them or for which they would be liable to the Company under this Agreement, determined as if the Company were to (A) liquidate the assets of the Company for an amount equal to their Book Value and (B) distribute the proceeds of liquidation pursuant to Section 9.3(c) hereof (treating unvested Units as vested solely for this purpose). If the Managing Member determines that it is necessary and permissible (under the Code and applicable regulations and rulings) to allocate items of gross income and gain separate from items of deduction or loss to achieve the target set forth in the first sentence of this Section 4.1(a), then the Managing Member shall make such allocations to the extent required in such manner as it determines is reasonable.

(b)          Limitation on Losses. The Losses allocated under Section 4.1(a) to any Member shall not exceed the maximum amount of Losses that can be so allocated without causing or increasing an Adjusted Capital Account Deficit with respect to such Member. If some but not all of the Members would have an Adjusted Capital Account Deficit as a consequence of an allocation of Losses pursuant to Section 4.1(a), then the limitation set forth in this Section 4.1(b) shall be applied so as to allocate the maximum permissible Losses to each Member under the preceding sentence and Regulations § 1.704-1(b)(2)(ii)(d). In the event that the allocation of Losses to any Member is prohibited under the first sentence of this Section 4.1(b), such Losses shall be allocated to the remaining Members in proportion to their respective positive Adjusted Capital Account balances. With respect to each Allocation Period (including Allocation Periods thereafter), Profits (or, to the extent necessary, gross income) shall be allocated to the Members up to the aggregate of, and in proportion to, any Losses previously allocated to each Member in accordance with this Section 4.1(b) in the reverse order in which such Losses were allocated.

Section 4.2          Allocations of Certain Tax Items.

(a)         Code § 704(c). If any property, if applicable, contributed to the Company by any Member is subject to the provisions of Code § 704(c), the Members’ distributive shares of income, gain, loss and deductions, as computed for income tax purposes, with respect to such property (and, to the extent permitted by the Regulations, with respect to other Company property), shall be determined in accordance with Code § 704(c), utilizing such method of accounting as determined by the Managing Member.

(b)         Code § 704(c) Principles. In the event the Book Value of any Company asset is adjusted pursuant to Section I.D.(2) of Appendix B, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value utilizing such method of accounting as determined by the Managing Member.

(c)         Other Allocation Rules. With regard to PubCo’s acquisition of the Class A Common Units in conjunction with the IPO, Profits or Losses shall be allocated to the Members of the Company so as to take into account the varying interests of the Members in the Company using an “interim closing of the books” method in a manner that complies with the provisions of Section 706 of the Code and the Treasury Regulations thereunder. If during any Taxable Year there is any other change in any Member’s Units in the Company, the Managing Member shall allocate the Profits or Losses to the Members of the Company so as to take into account the varying interests of the Members in the Company using any method that complies with the provisions of Section 706 of the Code and the Treasury Regulations thereunder.

Section 4.3          Miscellaneous.

(a)         Earning of Profits and Losses. For all purposes of this Agreement, including the determination of the allocable share of the Profits or Losses (or items thereof) of a Member who acquires or disposes of a Membership Interest during any Taxable Year, Profits or Losses of the Company (or items thereof) for any Taxable Year shall be allocated to the periods of such Taxable Year on the “interim closing of the books” method of accounting unless otherwise agreed by the Managing Member (and, if applicable, a selling Member).

(b)         Consistent Tax Reporting. Each Member agrees to report to the appropriate taxing authorities such Member’s share of Company Profits or Losses (and, if different, share of the net taxable income or loss of the Company) consistent with this Section 4 and Appendix B attached hereto.

Section 5
MANAGEMENT

Section 5.1          Designation and Authority of Managing Member. The Managing Member shall be designated by the holders of Class B Voting Units. Except for situations in which the approval of one or more of the Members is specifically required by the express terms of this Agreement, and subject to the provisions of this Section 5, (i) all management powers over the business and affairs of the Company shall be exclusively vested in the Managing Member, (ii) the Managing Member shall conduct, direct and exercise full control over all activities of the Company, and (iii) the Managing Member shall have the sole power to bind or take any action on behalf of the Company, or to exercise any rights and powers (including, without limitation, the rights and powers to take certain actions, give or withhold certain consents or approvals, or make certain determinations, opinions, judgments or other decisions) granted to the Company under this Agreement or any other agreement, instrument or other document to which the Company is a party. Without limiting the generality of the foregoing, but subject to any situations in which the approval of the Members is specifically required by this Agreement, (x) the Managing Member shall have discretion in determining whether to issue Equity Interests, the number of Equity Interests to be issued at any particular time, the purchase price for any Equity Interests issued, and all other terms and conditions governing the issuance of Equity Interests and (y) the Managing Member may enter into, approve, and consummate any Liquidity Event or other extraordinary or business combination or divestiture transaction, and execute and deliver on behalf of the Company or the Members any agreement, document and instrument in connection therewith (including amendments, if any, to this Agreement or adoptions of new constituent documents) without the approval or consent of any Member. The Managing Member shall operate the Company and its Subsidiaries in accordance in all material respects with an annual budget, business plan and financial forecasts for the Company and its Subsidiaries for each fiscal year. The Managing Member shall be the “manager” of the Company for the purposes of the TBOC. The Managing Member is hereby authorized to execute, deliver and file the certificate of formation of the Company and all other certificates (and any amendments and/or restatements hereof) required or permitted by the TBOC to be filed in the Office of the Secretary of State of the State of Texas. The Managing Member and Members hereby approve and ratify the filing of the following document with the Secretary of State of the State of Texas: Amendment to the Certificate of formation of the Company by an authorized person, as may be designated by the Managing Member from time to time. The Managing Member is hereby authorized to execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business. Notwithstanding any other provision of this Agreement to the contrary, without the consent of any Member or other Person being required, the Company is hereby authorized to execute, deliver and perform, and the Managing Member or any officer on behalf of the Company, is hereby authorized to execute and deliver (a) the Exchange Agreements, (b) the Tax Receivable Agreement; (c) any other document, certificate or contract relating to or contemplated by the Recapitalization; and (d) any amendment and any agreement, document or other instrument contemplated thereby or related thereto. The Managing Member or any officer is hereby authorized to enter into the documents described in the preceding sentence on behalf of the Company, but such authorization shall not be deemed a restriction on the power of the Managing Member or any officer to enter into other documents on behalf of the Company

Section 5.2           Authority of the Managing Member; Delegation of Authority.

(a)          Unless otherwise provided in this Agreement, any decision, action, approval or consent required or permitted to be taken by the Managing Member may be taken by the Managing Member through any Person or Persons to whom authority and duties have been delegated pursuant to Sections 5.2(b). The Managing Member shall not cease to be a Managing Member of the Company as a result of the delegation of any duties hereunder. No officer or agent of the Company, in its capacity as such, shall be considered a Managing Member of the Company by agreement, as a result of the performance of its duties hereunder or otherwise.

(b)         The Managing Member may, from time to time, delegate to one or more Persons, including any officer or director of the Company or PubCo (or to PubCo’s compensation committee or its designees), or to any other Person, such authority and duties as the Managing Member may deem advisable; provided that any such Person shall exercise such authority subject to the same duties and obligations to which the Managing Member would have otherwise been subject pursuant to the terms of this Agreement.

(c)          The Managing Member may assign titles (including, without limitation, executive chairman, non-executive chairman, chief executive officer, president, vice president, secretary, assistant secretary, treasurer or assistant treasurer) and delegate certain authority and duties to such Persons. Any number of titles may be held by the same officer of the Company or other individual. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Managing Member. Any delegation pursuant to this Section 5.2 may be revoked at any time by the Managing Member.

Section 5.3             Additional or Substitute Managing Member. No Person may be admitted to the Company as an additional Managing Member or substitute Managing Member without the prior approval of the majority of the holders of Class B Voting Units. A Managing Member will not be entitled to resign as a Managing Member of the Company unless another Managing Member shall have been designated pursuant to Section 5.1 (and not have previously been removed or resigned). Any additional Managing Member or substitute Managing Member admitted as a Managing Member of the Company pursuant to this Section 5.3 is hereby authorized to, and shall, continue the Company without dissolution.

Section 5.4             Fiduciary Duties; Indemnification.

(a)            Fiduciary Duties.

(i)           In performing its duties, the Managing Member will be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports, or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, Profits or Losses of the Company or any facts pertinent to the existence and amount of assets from which distributions to the Members might properly be paid), are furnished by one or more of the following Persons or groups: (A) one or more officers or employees of the Company or its Subsidiaries; (B) any attorney, independent accountant, or other Person employed or engaged by the Company or its Subsidiaries; or (C) any other Person who has been selected with reasonable care by or on behalf of the Company or its Subsidiaries, in each case as to matters which such relying Person reasonably believes to be within any such other Person’s or group’s professional competence. The preceding sentence shall in no way limit any Person’s right to rely on information to the extent provided in Section 3.102 or Section 3.105 of the TBOC. The Managing Member will not be personally liable under any judgment of a court, or in any other manner, for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being the Managing Member.

(ii)          The Managing Member and officers of the Company, in the performance of their duties as such, will owe to the Company duties of loyalty and due care of the type owed by the officers of a corporation to such corporation and its stockholders under the laws of the State of Texas.

(iii)          If a Member is offered or presented or discovers a business, investment or acquisition opportunity of the type and character that is within the scope of the Company and its Subsidiaries’ actual business within the geographic scope in which the Company and its Subsidiaries then operates, then such Member shall offer the Company an opportunity to consummate such business opportunity on terms and conditions reasonably satisfactory to the Company.

(b)           Indemnification.

(i)            The Company shall, to the fullest extent permitted by the TBOC, indemnify and defend each Person who was or is made a party or is threatened to be made a party to or is involved in or participates as a witness with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was the Managing Member or officer, or is or was serving at the request of the Company as a director, officer, employee, fiduciary or agent of another limited liability company or of a corporation, partnership, joint venture, trust or other enterprise (each a “Proceeding”), against all expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Person if such Person acted in good faith, with reasonable care and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe such Person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not act in good faith and in a manner which such Person reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding, that the Person had reasonable cause to believe that his or her conduct was unlawful.

(ii)           The Company shall, to the fullest extent permitted by the TBOC, indemnify and defend any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such Person, or a Person of whom he or she is the legal representative, is or was the Managing Member or officer, or is or was serving at the request of the Company as a director, officer, employee, fiduciary or agent of another limited liability company or of a corporation, partnership, joint venture, trust or other enterprise against expenses (including reasonable attorneys’ fees) actually and reasonably incurred by such Person in connection with the defense or settlement of such action or suit if such Person acted in good faith, with reasonable care and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudged to be liable to the Company.

(iii)          The rights to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Section 5.5(b), shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, provision of this Agreement, any other agreement, as determined by the Managing Member.

(c)           Expenses. Subject to the Company having sufficient Available Cash, expenses incurred by the Managing Member or officer described in Section 5.5(b)(i) or Section 5.5(b)(ii) hereof in defending a Proceeding shall be paid by the Company in advance of such Proceeding’s final disposition upon receipt of an undertaking by or on behalf of such Managing Member or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Managing Member deems reasonably appropriate.

(d)          Employees and Agents. Persons who are not covered by the foregoing provisions of this Section 5.5 and who are or were the Managing Member, officer, employee or agent of the Company, or who are or were serving at the request of the Company, as an employee, officer or agent of a Subsidiary of the Company, may be indemnified, retroactively or prospectively, to the extent authorized at any time or from time to time by the Managing Member.

(e)          Other Terms; Contract Rights.

(i)          The provisions of this Section 5.5 shall be deemed to be a contract right between the Company and the Managing Member or officer who serves in any such capacity at any time while this Section 5.5 and the relevant provisions of the TBOC or other applicable law are in effect, and any repeal or modification of this Section 5.5 or any such law shall not affect any then known (or knowable) right of any such Person or any obligation of the Company with respect to any act, omission, state of facts or Proceeding occurring prior to the time of such repeal or modification or otherwise then existing.

(ii)          Except as provided in Section 5.5, the Company shall indemnify any such Person seeking indemnification in connection with a Proceeding initiated by such Person only if such Proceeding was authorized by the Managing Member.

(iii)         If the TBOC is amended after the Effective Date to authorize further or greater limitations on the liability or fiduciary duties of the Managing Member or officers than that specified herein, then the limitations on liability or fiduciary duties of the Managing Member or officers, as applicable, shall be expanded to the fullest extent permitted by the TBOC. If the TBOC is amended to authorize greater indemnification of the Managing Member, officers or other Persons entitled to indemnification under the foregoing provisions of this Section 5.5, then the Company’s indemnification obligations to such Person or Persons shall be expanded to the fullest extent permitted by the TBOC.

(iv)         The indemnification and other rights provided for in this Section 5.5 shall inure to the benefit of the heirs, executors and administrators of any Person entitled to indemnification in accordance with the foregoing provisions of this Section 5.5.

(f)            D&O Insurance. The Company shall purchase, at its expense, and at all times maintain, insurance to cover Losses covered by the foregoing indemnification provisions and to otherwise cover Losses for any breach or alleged breach by the Managing Member, the officers of the Company, if any, and any other Persons to whom the Managing Member has delegated its authority pursuant to Section 5.2 (individually, a “Covered Person”) of such Covered Person’s duties in such amount and with commercially reasonable deductibles; provided, that (i) all Covered Persons shall be treated equally under any such insurance policies and (ii) the failure to obtain such insurance shall not affect the right to indemnification of any Covered Person under the indemnification provisions contained herein, including the right to be reimbursed or advanced expenses or otherwise indemnified for Losses hereunder. If any Covered Person recovers any amounts in respect of any Losses from any insurance coverage, then such Covered Person shall, to the extent that such recovery is duplicative, reimburse the Company for any amounts previously paid to such Covered Person by the Company in respect of such Losses.

Section 5.5            Compensation/Reimbursement.

(a)           The Managing Member shall not be entitled to any compensation for services rendered to the Company in its capacity as Managing Member.

(b)           The Company shall pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Company (including the costs, fees and expenses of attorneys, accountants or other professionals) incurred in pursuing and conducting, or otherwise related to, the activities of the Company. The Company shall also, in the sole discretion of the Managing Member, bear and/or reimburse PubCo or the Managing Member for (i) any costs, fees or expenses incurred by the Managing Member in connection with serving as the Managing Member, (ii) operating, administrative and other similar costs incurred by the

Managing Member, to the extent the proceeds are used or will be used by the Managing Member to pay expenses described in this clause (ii), and payments pursuant to any legal, tax, accounting and other professional fees and expenses (but, for the avoidance of doubt, excluding any tax liabilities of the Managing Member), (iii) any judgments, settlements, penalties, fines or other costs and expenses in respect of any claims against, or any litigation or proceedings involving, the Managing Member, (iv) fees and expenses (other than any underwriters’ discounts and commissions that are economically recovered by the Managing Member as a result of acquiring Company Units at a discount) related to any securities offering, investment or acquisition transaction (whether or not successful) authorized by PubCo, as the managing member of the Managing Member, (v) other fees and expenses in connection with the maintenance of the existence of the Managing Member, and (vi) all other expenses allocable to the Company or otherwise incurred by PubCo or the Managing Member in connection with operating the Company’s business (including expenses allocated to PubCo or the Managing Member by their Affiliates and expenses incurred by PubCo in its capacity as the Managing Member). To the extent that the Managing Member determines in its sole discretion that such expenses are related to the business and affairs of PubCo or the Managing Member that are conducted through the Company and/or its Subsidiaries (including expenses that relate to the business and affairs of the Company and/or its Subsidiaries and that also relate to other activities of PubCo or the Managing Member), the Managing Member may cause the Company to pay or bear all expenses of PubCo or the Managing Member, including, without limitation, compensation and meeting costs of any board of directors or similar body of PubCo or the Managing Member, any salary, bonus, incentive compensation and other amounts paid to any Person including Affiliates of PubCo or the Managing Member to perform services for the Company, litigation costs and damages arising from litigation, accounting and legal costs and franchise taxes, except to the extent such franchise taxes are based on or measured with respect to net income or profits; provided that the Company shall not pay or bear any income tax obligations of PubCo or the Managing Member or any obligations of PubCo or the Managing Member under the Tax Receivable Agreement. To the extent practicable, expenses incurred by PubCo or the Managing Member on behalf of or for the benefit of the Company shall be billed directly to and paid by the Company and, if and to the extent any reimbursements to PubCo or the Managing Member or any of their Affiliates by the Company pursuant to this Section 5.5(b) constitute gross income to such Person (as opposed to the repayment of advances made by such Person on behalf of the Company), such amounts shall be treated as “guaranteed payments” within the meaning of Section 707(c) of the Code and shall not be treated as distributions for purposes of computing the Members’ Capital Account. Reimbursements pursuant to this Section 5.5(b) shall be in addition to any reimbursement to PubCo or the Managing Member as a result of indemnification pursuant to Section 5.4(b).

Section 5.6             Officers. The Managing Member may (but need not), from time to time, designate and appoint one or more persons as an officer of the Company. No officer need be a resident of the State of Texas, a Member or the Managing Member. Any officers so designated shall have such authority and perform such duties as the Managing Member may, from time to time, delegate to them. Any such delegation may be revoked at any time by the Managing Member in its sole and absolute discretion. The Managing Member may assign titles to particular officers. Unless the Managing Member otherwise decides, if the title is one commonly used for officers of a corporation formed under TBOC, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office. Any number of officers may be held by the same individual. The salaries or other compensation, if any, of the officer and agents of the Company shall be fixed from time to time by the Managing Member.

Section 6
MEMBERs

Section 6.1           Member Voting. A Member entitled to vote may vote either in person or by written proxy signed by the Member or by his, her or its duly authorized attorney in fact. Persons present by telephone shall be deemed to present “in person” for purposes hereof. At each meeting of the Members, each Member entitled to vote (or such Member’s designated representative) may vote such Member’s Membership Percentage of Class B Voting Units with respect to any matter to be considered at such meeting and which is subject to the vote, consent or approval of the Members. Except as may otherwise be provided herein to the contrary, any matter subject to the consent, approval or direction of the Members hereunder or under the TBOC, shall require the agreement or approval of the holders of a majority of the Class B Voting Units.

Section 6.2           Written Consent to Action. Any action required or permitted to be taken by the Members (or by any Members), whether at a meeting or otherwise, may be taken without a meeting, without prior notice and without a vote, if the action is evidenced by a written consent or other written instrument dated and signed (whether or not in counterparts and whether or not through facsimile or email copies) by all of the Members. All such written Member consent(s) shall be delivered to the Company at its principal office.

Section 6.3           Members Lack of Authority. No Member (other than the Managing Member), in a Member’s capacity as such (other than in its capacity as a Person delegated authority pursuant to Section 5.2), shall participate in or have any control over the management of the Company’s business or transact any business for the Company; and no Member, in a Member’s capacity as a “member” of the Company, shall have any power to sign for or bind the Company.

Section 6.4           No Right of Partition. No Member shall have the right to seek or obtain partition by court decree or operation of law of any Company property, or the right to own or use particular or individual assets of the Company.

Section 6.5           Limitation of Liability. Except as provided in this Agreement or in the TBOC, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company and no Member shall be obligated personally for any such debts, obligations or liabilities solely by reason of being a member of the Company. Except as otherwise provided in this Agreement or the TBOC, a Member’s liability (in its capacity as such) for Company obligations, liabilities and Losses shall be limited to the Company’s assets; provided that a Member may be required to return to the Company any distribution made to it pursuant to Section 3.3.

Section 7
UNREGISTERED SECURITIES

THE UNITS ISSUED BY THE COMPANY HAVE NOT BEEN REGISTERED, QUALIFIED, APPROVED OR DISAPPROVED UNDER ANY FEDERAL, STATE OR FOREIGN SECURITIES LAWS AND HAVE BEEN SOLD OR ISSUED IN BY THE COMPANY IN RELIANCE ON EXEMPTIONS FROM REGISTRATION AFFORDED BY APPLICABLE FEDERAL, STATE AND/OR FOREIGN SECURITIES LAWS.

THE UNITS ISSUED BY THE COMPANY MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH UNITS UNDER APPLICABLE FEDERAL, STATE AND/OR FOREIGN SECURITIES LAWS, UNLESS SOLD OR OTHERWISE TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION AND, IF REQUESTED BY THE MANAGING MEMBER, THE TRANSFERRING MEMBER FIRST PROVIDES THE COMPANY WITH AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE MANAGING MEMBER TO SUCH EFFECT, WHICH OPINION SHALL BE AT THE COST AND EXPENSE OF THE COMPANY.

EACH MEMBER HEREBY REPRESENTS AND WARRANTS TO THE COMPANY, THE MANAGING MEMBER AND EACH OTHER MEMBER THAT EACH SUCH MEMBER HAS ACQUIRED SUCH MEMBER’S UNITS FOR INVESTMENT PURPOSES ONLY. IN ADDITION TO ANY OTHER CONDITIONS IMPOSED BY THIS AGREEMENT, EACH MEMBER ACKNOWLEDGES AND UNDERSTANDS THE ABOVE RESTRICTIVE LEGENDS AND AGREES TO ACCEPT AND ABIDE BY THE ABOVE DESCRIBED RESTRICTIONS ON THE TRANSFERABILITY OF SUCH MEMBER’S UNITS (AND RELATED MEMBERSHIP INTEREST).

The Company will imprint such legend on certificates (if any) evidencing Units. The legend set forth above will be removed from the certificates (if any) evidencing any units which cease to be Units in accordance with the definition thereof.

Section 8
TRANSFERS OF MEMBERSHIP INTERESTS

Section 8.1           Transfers by Unitholders.

(a)          No Unitholder shall Transfer, or offer to agree to Transfer, directly or indirectly, all or any part of any interest in such Unitholder’s Units or other Equity Interests, except (i) any Transfer of Units (A) from a Continuing Member to another Continuing Member or (B) Exchanges pursuant to and in accordance with Section 8.6 (each being an “Exempt Transfer”), or (ii) (A) with the prior written consent of the Managing Member, and (B) then only in compliance with this Section 8. Notwithstanding the foregoing, no party hereto shall avoid the provisions of this Agreement by making one or more Transfers to one or more transferees permitted under clause (i)(A) above and then disposing of all or any portion of such party’s interest in such transferee if such disposition would result in such transferee ceasing to be a permitted transferee. No Member may withdraw from the Company pursuant to Section 101.205 of the TBOC and no Member may withdraw from the Company except as provided in and pursuant to the terms of this Agreement.

(b)          Except in connection with Exchanges pursuant to the Exchange Agreements, Transfers pursuant to Section 8.6 or any other Transfer to the Company, each Transferee of Units shall, as a condition prior to such Transfer, execute and deliver to the Company a counterpart or joinder to this Agreement pursuant to which such Transferee shall agree to be bound by the provisions of this Agreement and such Transferee shall become a substituted Member on the effective date of such Transfer, which effective date shall not be earlier than the date of compliance with the conditions to such Transfer, and such admission shall be shown on the books and records of the Company

(c)          Notwithstanding anything to the contrary in this Section 8, no Unitholder shall make a Transfer of Units to a competitor of the Company or any Subsidiary.

(d)          The Members agree that the Managing Member and the Company shall not be required to recognize the interest or purported interest in the Company of any Person who has obtained an interest or a purported interest in the Company, directly or indirectly, as a result of a Transfer which is not authorized by this Agreement, and further agree that any such Transfer shall be null and void for all purposes (except to the extent otherwise provided by law or in this Section 8). If there is a doubt as to the ownership of an interest in the Company or who is entitled to a distribution of Available Cash or of other property, including liquidating proceeds, the Managing Member (or liquidating trustee, if applicable), may accumulate the Available Cash or liquidation proceeds or other property attributable to the interest(s) in question until the issue is resolved to the reasonable satisfaction of the Managing Member.

(e)           Except as otherwise expressly provided herein, it shall be a condition precedent to any Transfer of any Class A Common Unit held by a Member other than PubCo that, concurrently with such Transfer such transferring Member shall also Transfer to the transferee the shares of Paired Voting Stock corresponding to such Transferred Class A Common Units.

Section 8.2            Void Transfers. Any Transfer by any Unitholder of any Units or other interest in the Company in contravention of this Agreement (including, without limitation, the failure of the Transferee to execute a counterpart in accordance with Section 8.1(b)) shall be void ab initio and ineffectual and shall not bind or be recognized by the Company or any other party. No such purported Transferee shall have any right to any distributions of the Company.

Section 8.3            Effect of Transfer.

(a)            Any Member who shall Transfer any Units or other interest in the Company shall cease to be a Member of the Company with respect to such Units or other interest Transferred and shall no longer have any rights or privileges of a Member with respect to such Units or other interest Transferred.

(b)           Notwithstanding anything to the contrary in this Agreement, no Member shall attempt to avoid the provisions of Section 2.7 (Non-Competition and Non-Solicitation) or Section 10.7 (Confidentiality) as result of making one (1) or more Transfers pursuant to Section 8.2, and the provisions of Section 2.7 and Section 10.7 shall be interpreted to apply to such Member as if such Transfers had not occurred.

(c)           Any Person who acquires in any manner whatsoever any Units or other interest in the Company, irrespective of whether such Person has accepted and adopted in writing the terms and provisions of this Agreement, shall be deemed by the acceptance of the benefits of the acquisition thereof to have agreed to be subject to and bound by all of the terms and conditions of this Agreement that any predecessor in such Units or other interest in the Company of such Person was subject to or by which such predecessor was bound.

Section 8.4            Additional Restrictions on Transfer.

(a)           In connection with the Transfer of any Units, the Unitholder holding such Units will deliver to the Company (a) a written notice describing in reasonable detail the Transfer or proposed Transfer and (b) to the extent required by the Managing Member, an opinion of counsel that (to the Managing Member’s reasonable satisfaction) is knowledgeable in securities law matters or other documentation acceptable to the Managing Member to the effect that such Transfer of Units may be effected without registration of such Units under the Securities Act. In addition, if the holder of such Units delivers to the Company an opinion of such counsel, or other documentation acceptable to the Managing Member to the effect that no subsequent Transfer of such Units shall require registration under the Securities Act, the Company shall promptly deliver to such holder new certificates for such Units that do not bear the Securities Act legend set forth in Section 7.

(b)           Notwithstanding any contrary provision in this Agreement, the Managing Member may impose such vesting requirements, forfeiture provisions, Transfer restrictions, minimum retained ownership requirements or other similar provisions with respect to any Units that are outstanding as of the date of this Agreement or are created thereafter, only with the written consent of the holder of such Units. Such requirements, provisions and restrictions need not be uniform and may be waived or released by the Managing Member in its sole discretion with respect to all or a portion of the Units owned by any one or more Members at any time and from time to time, and shall not, to the fullest extent permitted by law, constitute the breach of any duty hereunder or otherwise existing at law, in equity or otherwise.

(c)           Notwithstanding any contrary provision in this Agreement, in no event may any Transfer of Units be made by any Member or Assignee if the Managing Member determines in good faith that:

(i)            such Transfer is made to any Person who lacks the legal right, power or capacity to own such Units;

(ii)           such Transfer would require the registration of such transferred Units or of any class of Units pursuant to any applicable U.S. federal or state securities laws (including, without limitation, the Securities Act or the Exchange Act) or other non-U.S. securities laws (including Canadian provincial or territorial securities laws) or would constitute a non-exempt distribution pursuant to applicable provincial or state securities laws;

(iii)          such Transfer would cause (i) all or any portion of the assets of the Company to (A) constitute “plan assets” (under ERISA, the Code or any applicable similar law) of any existing or contemplated Member, or (B) be subject to the provisions of ERISA, Section 4975 of the Code or any applicable similar law, or (ii) the Managing Member to become a fiduciary with respect to any existing or contemplated Member, pursuant to ERISA, any applicable similar law, or otherwise;

(iv)          to the extent requested by the Managing Member, the Company does not receive such legal and/or tax opinions and written instruments (including, without limitation, copies of any instruments of Transfer and such Assignee’s consent to be bound by this Agreement as an Assignee) that are in a form satisfactory to the Managing Member, as determined by the Managing Member in good faith; or

(v)          such Transfer would pose a material risk that the Company would be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code and the Treasury Regulations promulgated thereunder.

(d)           In addition, notwithstanding any contrary provision in this Agreement, to the extent the Managing Member shall reasonably determine that interests in the Company do not meet the requirements of Treasury Regulation Section 1.7704-1(h) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3), provided that, for such purpose, unless otherwise required by applicable Law, the Company and the Managing Member shall assume that each Member as of immediately after the Pre-IPO Exchanges is treated as a single partner within the meaning of Regulations Section 1.7704-1(h) (and none of the Member’s beneficial owners is treated as a separate partner)), the Managing Member may impose such restrictions on the Transfer of Units or other interests in the Company as the Managing Member may reasonably determine to be necessary or advisable so that the Company is not treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code and the Treasury Regulations promulgated thereunder.

Section 8.5            Transfer Fees and Expenses. The Transferor and Transferee of any Units or other interest in the Company shall be jointly and severally obligated to reimburse the Company for all reasonable expenses (including attorneys’ fees and expenses) of any Transfer or proposed Transfer, whether or not consummated.

Section 8.6            Redemption and Exchange Rights.

(a)           Exchange Procedures.

Upon the terms and subject to the conditions set forth in this Section 8.6 and the other provisions of this Agreement, after the expiration of the period commencing on the effectiveness of the S-1 related to PubCo’s initial public offering and ending on the date that is six (6) months following such commencement date (the “Lock-Up Period”), each Class A Member (other than PubCo) shall be entitled, not more than once per month, to cause the Company to effect an Exchange by delivering an Exchange Notice to the Company with a copy to PubCo. Each Exchange Notice shall be in the form set forth on Appendix D and shall include all information required to be included therein. In the event that an Exchange is being exercised in order to participate in a Piggyback Registration, the Exchange Notice Date shall be prior to the expiration of the time period in which a holder of securities is required to notify PubCo that it wishes to participate in such Piggyback Registration in accordance with the Registration Rights Agreement.

(b)           Exchange Payment. The Exchange shall be consummated on the Exchange Date. Unless PubCo has exercised its PubCo Call Right pursuant to Section 8.6(f), on the Exchange Date (to be effective immediately prior to the close of business on the Exchange Date) (i) PubCo shall contribute to the Company for delivery to the Exchanging Member the Stock Exchange Payment with respect to any Exchanged Units not subject to a Cash Exchange Notice, (ii) the Exchanging Member shall transfer and surrender the Exchanged Units to the Company, free and clear of all liens and encumbrances, (iii) the Company shall issue to PubCo a number of Class A Common Units equal to the number of Class A Common Units surrendered pursuant to clause (ii), (iv) solely to the extent necessary in connection with an Exchange, PubCo shall undertake all actions, including an issuance, reclassification, distribution, division or recapitalization, with respect to the Class A Common Stock to maintain a one-to-one ratio between the number of Class A Common Units owned by PubCo, directly or indirectly, and the number of outstanding shares of Class A Common Stock and Class C Common Stock, taking into account the issuance in clause (iii), any Stock Exchange Payment, and any other action taken in connection with this Section 8.6, (v) the Company shall (x) cancel the redeemed Class A Common Units which were Exchanged Units held by the Exchanging Member and (y) transfer to the Exchanging Member the Stock Exchange Payment, as applicable, and (vi) PubCo shall cancel the surrendered shares of Paired Voting Stock. On or prior to the Exchange Date, and as a condition to the Exchange, the Exchanging Member shall make any applicable Certificate Delivery. Upon the Exchange of all of a Member’s Units, such Member shall cease to be a Member of the Company.

(c)           Splits, Distributions and Reclassifications. If there is any reclassification, reorganization, recapitalization or other similar transaction in which the shares of Class A Common Stock are converted or changed into another security, securities or other property, this Section 8.6 shall continue to be applicable, mutatis mutandis, with respect to such security or other property. This Section 8.6(c) is intended to preserve the intended economic effect of Section 2.1 and this Section 8.6 and to put each Member in the same economic position, to the greatest extent possible, with respect to Exchanges as if such reclassification, reorganization, recapitalization or other similar transaction had not occurred and shall be interpreted in a manner consistent with such intent.

(d)           PubCo Covenants. PubCo shall at all times keep available, solely for the purpose of issuance upon an Exchange, out of its authorized but unissued shares of Class A Common Stock, such number of shares of Class A Common Stock that shall be issuable upon the Exchange of all outstanding Class A Common Units (other than those Class A Common Units held by PubCo); provided that nothing contained in this Agreement shall be construed to preclude the Company or PubCo from satisfying their obligations with respect to an Exchange by delivery of shares of Class A Common Stock that are held in treasury of PubCo. PubCo covenants that all shares of Class A Common Stock that shall be issued upon an

Exchange shall, upon issuance thereof, be validly issued, fully paid and non-assessable, free and clear of all liens and encumbrances. In addition, for so long as the shares of Class A Common Stock are listed on a stock exchange or automated or electronic quotation system, PubCo shall cause all shares of Class A Common Stock issued upon an Exchange to be listed on such stock exchange or automated or electronic quotation system at the time of such issuance. For purposes of this Section 8.6(d), references to the “Class A Common Stock” shall be deemed to include any Equity Interests issued or issuable as a result of any reclassification, combination, subdivision or similar transaction of the Class A Common Stock that any Member would be entitled to receive pursuant to Section 8.6(c).

(e)            Exchange Taxes. PubCo, the Company and each Exchanging Member shall bear their own expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated, except that the Company shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided, however, that if any shares of Class A Common Stock are to be delivered in a name other than that of the Exchanging Member (subject to the restrictions in Section 8), then the Person or Persons in whose name the shares are to be issued shall pay to the Company or PubCo, as applicable, the amount of any additional tax that may be payable in respect of any Transfer involved in such issuance in excess of the amount otherwise due if such shares were issued in the name of the Exchanging Member or shall establish to the reasonable satisfaction of the Company or PubCo, as applicable, that such additional tax has been paid or is not payable.

(f)            PubCo Call Rights. Notwithstanding anything to the contrary contained in this Section 8.6(f), with respect to any Exchange Notice, an Exchanging Member shall be deemed to have offered to sell its Exchanged Units as described in any Exchange Notice directly to PubCo (rather than causing the Company to redeem such Exchanged Units), and PubCo may, by delivery of a written notice to the Exchanging Member no later than five (5) Business Days following the giving of an Exchange Notice, in accordance with, and subject to the terms of, this Section 8.6(f) (such notice, a “PubCo Call Notice”), elect to purchase directly and acquire such Exchanged Units on the Exchange Date by paying to the Exchanging Member (or such other Person specified in the Exchange Notice) the Stock Exchange Payment, whereupon PubCo shall acquire the Exchanged Units on the Exchange Date and be treated for all purposes of this Agreement as the owner of such Class A Common Units. Except as otherwise provided in this Section 8.6(f), an exercise of the PubCo Call Right shall be consummated pursuant to the same timeframe and in the same manner as the relevant Exchange would have been consummated if PubCo had not given a PubCo Call Notice, in each case as relevant, including that Section 8.6(a)(ii) shall apply mutatis mutandis and that clauses (iv) and (vi) of Section 8.6(b) shall apply (notwithstanding that the other clauses thereof do not apply).

(g)          Distribution Rights. No Exchange shall impair the right of the Exchanging Member to receive any Distributions payable on the Class A Common Units redeemed pursuant to such Exchange in respect of a record date that occurs prior to the Exchange Date for such Exchange. No Exchanging Member, or a Person designated by an Exchanging Member to receive shares of Class A Common Stock, shall be entitled to receive, with respect to such record date, Distributions or dividends both on Class A Common Units redeemed by the Company from such Exchanging Member and on shares of Class A Common Stock received by such Exchanging Member, or other Person so designated, if applicable, in such Exchange.

(h)           Exchange Restrictions

(i)            Notwithstanding any contrary provision in this Agreement, to the extent the Managing Member shall reasonably determine that interests in the Company do not meet the requirements of Treasury Regulation Section 1.7704-1(h) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3), provided that, for such purpose, unless otherwise required by applicable Law, the Company and the Managing Member shall assume that each Member as of immediately following the Pre-IPO Exchanges is treated as a single partner within the meaning of Regulations Section 1.7704-1(h) (and none of the Member’s beneficial owners is treated as a separate partner)), the Managing Member may impose such restrictions on Exchanges (including limiting Exchanges or creating priority procedures for Exchanges) as the Managing Member may reasonably determine to be necessary or advisable so that the Company is not treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code and the Treasury Regulations promulgated thereunder. If the Managing Member determines in good faith that any such limitations or restrictions are necessary, then before imposing any such restrictions, the Managing Member shall first consult in good faith with the Continuing Member in order to attempt to ameliorate the cause of such restrictions. Notwithstanding anything to the contrary herein, no Exchange shall be permitted (and, if attempted, shall, to the fullest extent permitted by law, be void ab initio) if, in the good faith determination of the Managing Member, such Exchange would pose a material risk that the Company would be treated as a “publicly traded partnership” under Section 7704 of the Code.

(ii)          For the avoidance of doubt, and notwithstanding anything to the contrary herein, a Member shall not be entitled to effect an Exchange to the extent PubCo or the Company reasonably determines that such Exchange (i) would be prohibited by law or regulation (including, without limitation, the unavailability of any requisite registration statement filed under the Securities Act or any exemption from the registration requirements thereunder) or (ii) would not be permitted under any other agreements with PubCo or its subsidiaries by which such Member is bound (including, without limitation, this Agreement) or any written policies of PubCo related to unlawful or inappropriate trading applicable to its directors, officers or other personnel. Upon such determination, PubCo shall notify the Member requesting the Exchange of such determination, which notice shall include an explanation in reasonable detail as to the reason that the Exchange has not been effected.

(i)            Tax Matters

(i)            In connection with any Exchange, the Exchanging Member shall, to the extent it is legally entitled to do so, deliver to PubCo or the Company, as applicable, a certificate, dated as of the Exchange Date and sworn under penalties of perjury, in a form reasonably acceptable to PubCo or the Company, as applicable, certifying as to such Exchanging Member’s taxpayer identification number and that such Exchanging Member is a not a foreign person for purposes of Section 1445 and Section 1446(f) of the Code, which certificate may be an Internal Revenue Service Form W-9 if then sufficient for such purposes under applicable Law (such certificate a “Non-Foreign Person Certificate”). If an Exchanging Member is unable to provide a Non-Foreign Person Certificate in connection with an Exchange, then, at the Managing Member’s option, (i) such Exchanging Member shall provide a certificate substantially in the form described in Treasury Regulations Section 1.1446(f)-2(c)(2)(ii)(B) or (ii) the Company shall deliver a certificate substantially in the form described in Regulations Section 1.1446(f)-2(c)(2)(ii)(C), in each case setting forth the liabilities of the Company allocated to the Exchanged Units under Section 752 of the Code, and PubCo or the Company, as applicable, shall be permitted to withhold on the amount realized by such Exchanging Partner in respect of such Exchange as provided in Section 1446(f) of the Code and Treasury Regulations thereunder and consistent with the certificate provided pursuant to clause (i) or (ii) of this sentence, as applicable.

(ii)           For U.S. federal and applicable state and local income tax purposes, each of the Exchanging Member, the Company and PubCo agree to treat, to the maximum extent permitted by applicable law, each Exchange as a taxable sale by the Exchanging Member of the Exchanging Member’s Class A Common Units (together with an equal number of shares of Paired Voting Stock, which shares shall not be allocated any economic value) to PubCo in exchange for (A) the payment by PubCo of the Stock Exchange Payment to the Exchanging Member, and (B) corresponding payments under the Tax Receivable Agreement. Within thirty (30) days following the Exchange Date, PubCo shall deliver a Section 743 notification to the Company in accordance with Treasury Regulations Section 1.743-1(k)(2).

(j)             Withholding. Notwithstanding any other provision in this Agreement, with respect to any Exchange pursuant to Section 8.6, PubCo, the Company and their agents and affiliates shall have the right to deduct and withhold taxes (in cash or in kind, including Class A Common Stock with a fair market value determined in the sole discretion of the Managing Member equal to the amount of such taxes) from any payments to be made pursuant to such Exchange, if, in their opinion, such withholding is required by law. The Managing Member may, in its sole discretion, allow an Exchanging Member to pay such taxes owed on the Exchange in cash in lieu of the Company or PubCo, as applicable, withholding or deducting such taxes. To the extent that any of the aforementioned amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to the recipient of the payments in respect of which such deduction and withholding was made. To the extent that any payment pursuant to this Agreement is not reduced by such deductions or withholdings, such recipient shall indemnify the applicable withholding agent for any amounts imposed by any taxing authority together with any costs and expenses related thereto.

(k)           Representations and Warranties. In connection with any Exchange or exercise of a PubCo Call Right, (i) upon the issuance of the Class A Common Stock, the Exchanging Member shall represent and warrant that the Exchanging Member is the owner of the number of Class A Common Units that the Exchanging Member is electing to Exchange and that such Class A Common Units are not subject to any liens or restrictions on transfer (other than restrictions imposed by this Agreement, the certificate of incorporation, bylaws and any other governing documents of PubCo and applicable Law), and (ii) if the Managing Member elects a Stock Exchange Payment, the Managing Member shall represent that (A) the shares of Class A Common Stock issued to the Exchanging Member in settlement of the Stock Exchange Payment are duly authorized, validly issued, fully paid and non-assessable and were issued in compliance in all material respects with applicable securities laws, and (B) the issuance of such shares of Class A Common Stock issued to the Exchanging Member in settlement of the Stock Exchange Payment does not conflict with or result in any breach of the organizational documents of PubCo.

Section 8.7             Indirect Ownership. If any Unitholder holds Units through a Person other than an individual, then each beneficial owner of such Unitholder shall be deemed to be, together with such Unitholder, the Unitholder for the purposes of all covenants and obligations of such Unitholder under this Agreement and the agreements contemplated hereby, and such Unitholder shall cause such beneficial owners to comply with and perform such covenants. Any contrary provision in this Agreement or any corporate governing documents of any Unitholder that is not an individual notwithstanding, except as specifically permitted or required by this Agreement, such Unitholder and its equityholders, partners and beneficiaries may not, without full compliance with this Section 8, (a) directly or indirectly transfer any Units, (b) permit the transfer of any portion of the direct or indirect equity or beneficial interest in the Unitholder or (c) otherwise seek to avoid any transfer restriction or requirement in this Section 8 by issuing, or permitting the issuance of, any direct or indirect equity or beneficial interest in such Unitholder in a manner that would fail to comply with this Agreement if such Person were a direct holder of Units. If any Unitholder holds Units through a Person other than an individual, then the beneficial owner of such Unitholder who is or was an employee or independent contractor of the Company or its subsidiaries shall be deemed to be, together with such Unitholder, the Unitholder for the purposes of this Agreement with respect to provisions addressing or impacted by the employment, engagement or conduct of the Unitholder in a way that refers to a Unitholder as an individual.

Section 8.8            Pledge of Membership Interests. The pledge of any of the Member's membership interests in the Company shall not, except as otherwise provided in the loan documents underlying such pledge (the “Loan Documents”), cause the Member to cease to be a member of the Company or to have the power to exercise any rights or powers of a member and, except as provided in such Loan Documents, the secured party under the Loan Documents (the “Secured Party”) shall not have any liability solely as a result of such pledge. Without limiting the foregoing, the right of a Secured Party to enforce its rights and remedies under the Loan Documents hereby is acknowledged, and any such action taken in accordance therewith shall be valid and effective for all purposes under this Agreement, subject to the terms of the Loan Documents and applicable law. Any assignment, sale or other disposition of the membership interests in the Company by a Secured Party pursuant to any Loan Documents in connection with the exercise of such Secured Party’s rights and powers thereunder shall be valid and effective for all purposes, to transfer all right, title and interest of the Member hereunder to the Secured Party, any other lender pursuant to the Loan Documents or any other person (each an “Assignee”) in accordance with the Loan Documents and applicable law (including, without limitation, the rights to (i) participate in the management of the business and the business affairs of the Company, (ii) share profits and losses, (iii) receive distributions, and (iv) receive allocations of income, gain, loss, deduction, credit or similar items), and such Assignee shall be a member of the Company, with all rights and powers of a member, and the Member shall cease to be a member of the Company. Furthermore, no lender pursuant to the Loan Documents or any Assignee shall be liable for the obligations of the Member to make contributions of capital to the Company. The Member, which is the sole member of the Company, approves all of the foregoing, and the Member agrees that no further approval shall be required for the exercise of any rights or remedies under such collateral documentation, subject to the terms of the Loan Documents and applicable law.

Section 9
DISSOLUTION, WINDING UP AND LIQUIDATING DISTRIBUTIONS

Section 9.1            Events of Dissolution. The Company shall not be dissolved by the admission of additional Members or substituted Members or by the death, retirement, expulsion, Bankruptcy or dissolution of any Unitholder. The Company shall be dissolved, and its assets liquidated pursuant to Section 9.3 below, upon the first to occur of the following (each, an “Event of Dissolution”):

(a)           the occurrence of any event that terminates the continued membership in the Company of the theretofore last remaining Member;

(b)           the entry of a decree of judicial dissolution or the administrative dissolution of the Company, as provided in the TBOC;

(c)           the occurrence of any other event which causes a dissolution of the Company as set forth in the TBOC; and

(d)           the determination of the Managing Member in its sole discretion; provided that in the event of a dissolution pursuant to this clause (d), the relative economic rights of each class of Units immediately prior to such dissolution shall be preserved to the greatest extent practicable with respect to distributions made to Members pursuant to Section 9.3 in connection with the winding up of the Company, taking into consideration tax and other legal constraints that may adversely affect one or more parties hereto and subject to compliance with applicable laws and regulations, unless, and to the extent that, with respect to any class of Units, holders of not less than 90% of the Units of such class consent in writing to a treatment other than as described above; provided, that if the dissolution of the Company pursuant to and in accordance with clauses (c) or (d) in this Section 9.1 would have a material adverse effect on any Member, the dissolution of the Company shall require the prior written consent of such Member, which consent shall not be unreasonably withheld.

Section 9.2             Winding Up. Upon the dissolution of the Company, as provided by Section 9.1 above, the Managing Member (or, as applicable, if none, the personal or other legal representative of the last remaining Member), shall immediately commence to wind up the Company’s affairs and, except as provided in Section 9.3 hereof, shall (a) cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities, and operations through the last day of the calendar month in which such event occurs or the final liquidation is completed, as applicable, (b) deliver to each known claimant of the Company the notice required by Section 11.052 of the TBOC, and (c) distribute all the assets of the Company, in accordance with Section 9.3 hereof, in liquidation of the Company as soon as practicable. During the wind-up phase of the Company, the Managing Member (or, if none, the personal or other legal representative of the last remaining Member, as the case may be), may take all actions necessary or appropriate to winding up the business and affairs of the Company, including selling or causing the Company to sell or otherwise dispose of the Company’s assets as promptly as possible, but in a manner which is consistent with obtaining the fair market value thereof.

Section 9.3             Liquidating Distributions. Upon the winding up of the Company, and its business and affairs following the dissolution of the Company, as provided in Section 9.1 and Section 9.2 hereof, the Managing Member (or, as applicable, if none, the personal or other legal representative of the last remaining Member), shall distribute, or cause the Company to distribute its cash, including the proceeds from the disposition of the Company’s noncash assets, as promptly as possible, in the following order of priority:

(a)           first, to the Company creditors, including Members (or Affiliates of any Members) (or former Members) who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Company;

(b)           second, to set up any reserves which the Managing Member deems reasonably necessary for contingent or unforeseen liabilities or obligations of the Company arising out of or in connection with the business of the Company; and

(c)           thereafter, to the Members in accordance with Section 3.1.

Section 9.4             Liquidating Trust. The Managing Member may cause the Company to establish a trust to receive the distributions to be made to the Members (or the successors or assigns of the last remaining Member) under Section 9.3 hereof for the purposes of liquidating Company non-cash assets, collecting amounts owed to the Company, and paying liabilities or obligations of the Company. Distributions from this trust, if established, to the Members (in their capacity as such) (or successors or assigns of the last remaining Member) shall occur, from time to time, in the reasonable discretion of the trustee of the liquidating trust, in the same proportions as would have been distributed to the Members (or such successors and assigns) under Section 9.3 hereof.

Section 9.5            Certificate of Termination. In accordance with the TBOC, following the dissolution, wind-up and liquidation of the Company, the Managing Member (or, if none, the personal or other legal representative of the last remaining Member), shall prepare and file, or cause to prepared and filed, a Certificate of Termination (to the Company’s Certificate) with the Secretary of State of Texas, which certificate shall be in the form required by Section 11.101 of the TBOC, and take such other actions as may be necessary to terminate the Company.

Section 9.6            Withdrawal and Resignation of Unitholders. No Unitholder shall have the power or right to withdraw or otherwise resign from the Company prior to the dissolution and winding up of the Company pursuant to this Section 9, without the prior written consent of the Board (which consent may be withheld by the Board in its sole discretion) except as otherwise expressly permitted by this Agreement or any of the other agreements contemplated hereby. Upon a Transfer of all of a Unitholder's Units in a Transfer permitted by this Agreement, subject to the provisions of Section 8.4, such Unitholder shall cease to be a Unitholder. Notwithstanding that payment on account of a withdrawal may be made after the effective time of such withdrawal, any completely withdrawing Unitholder will not be considered a Unitholder for any purpose after the effective time of such complete withdrawal, and, in the case of a partial withdrawal, such Unitholder’s Capital Account (and corresponding voting and other rights) shall be reduced for all other purposes hereunder upon the effective time of such partial withdrawal.

Section 10
BOOKS AND RECORDS; INFORMATION RIGHTS; INSURANCE

Section 10.1          Books and Records. The Company shall maintain, at the Company’s principal office, adequate books and records, including all records required to be maintained by the Company pursuant to Section 101.501 and Section 3.151 of the TBOC. The books of the Company, for tax and financial reporting purposes, shall be kept on the accrual method of accounting.

Section 10.2          Accounting Decisions. All decisions as to accounting matters, except as specifically provided to the contrary herein, to be made by the Managing Member, on behalf of the Company, shall be made consistent with the Company’s method of accounting for federal income tax purposes.

Section 10.3           Income Tax Elections. Except as otherwise provided herein to the contrary, the Managing Member may cause the Company to make any income tax elections which are otherwise available to the Company under the Code or applicable Treasury Regulations, as determined in the discretion of the Managing Member. Without limiting the generality of the foregoing, the Managing Member shall cause the Company to have in effect (and to cause each direct or indirect subsidiary that is treated as a partnership for U.S. federal income tax purposes to have in effect) an election pursuant to Section 754 of the Code, to adjust the tax basis of Company properties, for the taxable year that includes the date of the initial public offering of shares of Class A Common Stock and for each taxable year in which an Exchange occurs. The Managing Member shall determine whether to make or revoke any other available election or decision relating to tax matters, including controversy in Section 11.1 pursuant to the Code. Each Member will upon request supply any information necessary to give proper effect to any such election.

Section 10.4           Taxes and Liens. The Company shall, and shall cause its Subsidiaries to, (i) file all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency; (ii) pay and discharge all taxes, assessments, and governmental charges or levies imposed upon their income and profits or upon any properties belonging to them, prior to the date on which penalties attach thereto; and (iii) pay all taxes, assessments, and governmental charges or levies that, if unpaid, might become a lien or charge upon any of their properties; provided, that the Company shall have the right to contest in good faith and by appropriate proceedings the applicability or validity of any such tax, assessment, charge, or levy without paying such tax, assessment, charge, or levy so long as adequate reserves with respect thereto are maintained in accordance with GAAP.

Section 10.5           Tax Reports. Within one hundred twenty (120) days after the end of each fiscal year and at the expense of the Company, the Managing Member shall cause to be prepared a complete accounting of the affairs of the Company, together with the Company’s federal and state tax returns and an associated Schedule K-1 for each Member, together with such other information reasonably required by each Member for federal, state, and local income tax reporting purposes for that year, which accounting shall be completed and such information shall be furnished to each Member promptly after the close of such Taxable Year of the Company.

Section 10.6          Insurance. In addition to the insurance to be maintained in accordance with Section 5.5(f), the Company shall, and shall cause its Subsidiaries to, maintain (i) full insurance on their assets which are of an insurable character against loss or damage by fire, flood, theft, explosion, sprinklers and all other hazards and risks ordinarily insured against under all risk policies in use in the jurisdiction where such assets are located, (ii) insurance against claims for general comprehensive liability (including without limitation products liability) relating to bodily injury, death or property damage in amounts as shall be reasonably satisfactory to the Managing Member and are consistent with industry standards in regard to the type and amounts of insurance customarily carried by similar companies and (iii) insurance under the workers’ compensation laws of the states in which the Company and its Subsidiaries conduct business. The Company shall provide the Managing Member with copies of all such policies upon request, which policies shall be issued by financially sound and reputable insurers acceptable to the Managing Member in its reasonable discretion.

Section 10.7           Confidentiality.

(a)            Each Member covenants and agrees that financial information, books, records, business strategies, business practices, methodologies, formula or process of the Company or its Affiliates disclosed to Member (collectively, the “Confidential Information”) shall be maintained confidential by each such Member at all times. Each Member covenants and agrees that each Member shall not at any time divulge or reveal any of the Confidential Information to any Person or utilize any of the Confidential Information for the benefit of any Person, party or entity, except as expressly authorized by this Agreement or with the prior written consent of the Managing Member.

(b)           Nothing contained in this Section 10.7 shall prevent any Member from disclosing Confidential Information: (i) upon the order of any court or administrative agency; (ii) to the extent compelled by legal process or required or requested pursuant to subpoena, interrogatories or other discovery requests; (iii) to the extent necessary in connection with the exercise of any remedy hereunder; (iv) to other Members; or (v) to such Member’s representatives who, in the reasonable judgment of such Member, need to know such Confidential Information and agree to be bound by the provisions of this Section 10.7 or who are already bound by confidentiality restrictions due to the nature of their representation of such Member; provided, that in the case of clause (i) or (ii), such Member shall notify the Company and other Member of the proposed disclosure as far in advance of such disclosure as practicable (but in no event make any such disclosure before notifying the Company and other Member) and use reasonable efforts to ensure that any Confidential Information so disclosed is accorded confidential treatment satisfactory to the Company, when and if available.

(c)            The restrictions of this Section 10.7 shall not apply to Confidential Information that: (i) is or becomes generally available to the public other than as a result of a disclosure by a Member in violation of this Agreement; (ii) is or becomes available to a Member or any of its representatives on a non-confidential basis prior to its disclosure to the receiving Member and any of its representatives in compliance with this Agreement; (iii) is or has been independently developed or conceived by such Member without use of Confidential Information; or (iv) becomes available to the receiving Member or any of its representatives on a non- confidential basis from a source other than the Company, any other Member or any of their respective representatives; provided, that such source is not known by the recipient of the Confidential Information to be bound by a confidentiality agreement with the disclosing Unitholder or any of its representatives.

Section 11
PARTNERSHIP REPRESENTATIVE

Section 11.1           Partnership Representative.

(a)            The Partnership Representative shall be the Managing Member or, if the Managing Member or any of its Affiliates no longer owns an interest in the Company, then such Member as shall be appointed by the Managing Member, as determined from time to time. If any state or local tax law provides for a tax matters partner, partnership representative or person having similar rights, powers, authority or obligations, the Partnership Representative shall also serve in such capacity. The Partnership Representative shall designate from time to time a “designated individual” to act on behalf of the Partnership Representative, and such designated individual shall be subject to replacement by the Partnership Representative in accordance with the Code and Treasury Regulations.

(b)            The Partnership Representative is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services incurred in connection therewith. The Partnership Representative may employ experienced tax advisors to represent the Company in connection with any audit or investigation of the Company by any tax authority and in connection with all subsequent administrative and judicial proceedings arising out of such audit. All expenses reasonably incurred by the Partnership Representative in serving as the Partnership Representative (including but not limited to fees and expenses of counsel and tax advisors) shall be a Company expense and shall be paid or reimbursed, without interest, by the Company.

(c)            The Partnership Representative shall keep the Members reasonably informed of all administrative and judicial proceedings involving the Company or any Company return, as required by the Code. The Partnership Representative shall notify the Members, within thirty (30) days after it receives any notice from the IRS or any state, local or foreign taxing authority, and shall forward to each Member copies of all material written communications it may receive in that capacity, of (a) any administrative or judicial proceedings with respect to an examination of, or proposed adjustments to, the income, deductions, gains, losses or credits of the Company, (b) any extension of the statute of limitations with respect to any taxable year of the Company, (c) filing of a request for administrative adjustment with respect to the Company, (d) filing of a suit concerning any tax refunds or deficiency relating to any Company administrative adjustment or (e) entering into any settlement agreement relating to any Company item of income, gain, loss, deduction or credit for any taxable period of the Company. Each Member agrees to cooperate with the Partnership Representative and to do or refrain from doing any or all things reasonably required by the Partnership Representative in connection with the conduct of all such proceedings.

(d)           In the event of an audit of the Company that is subject to the partnership audit procedures enacted under Section 1101 of the Bipartisan Budget Act of 2015 (the “BBA Procedures”), the Partnership Representative, in its sole discretion, shall have the right to make any and all elections and to take any actions that are available to be made or taken by the Partnership Representative or the Company under the BBA Procedures (including any election under Code Section 6226) that the Partnership Representative believes to be in the best interest of the Company or all of the Members. If the IRS adjusts any items of Company taxable income, gain, loss, deduction or credit for a given year (a “Review Year”), and if the Company is permitted under the applicable provisions of the Code and Treasury Regulations to either pay tax at the Company level or to elect to pass the adjustment through to the Members (a “Pass-Through Election”), the Managing Member shall determine whether to make a Pass-Through Election. In any case where an adjustment of Company taxable income, gain, loss, deduction or credit for a Review Year results in the payment of tax by the Company (because no Pass-Through Election was made or because no Pass-Through Election was available), it is intended that the Members shall bear the economic responsibility for the payment of the tax, penalty and interest paid by the Company in proportion to the manner in which such adjustments made by the IRS would have been allocated to the Members based on their interests in the Company in the Review Year. If a Person who was a Member of the Company in the Review Year has withdrawn from the Company, such former Member shall remain obligated to indemnify the Company and the other Members for such former Member’s proportionate share of the tax, penalties and interest paid by the Company with respect to the Review Year. Each Member hereby agrees to take all other actions as the Partnership Representative may reasonably direct with respect to the Member’s (or, in respect of the Member, the Company’s) tax liabilities, including filing an amended return for any Review Year to account for all adjustments under Section 6225(a) of the Code properly allocable to the Member as provided in and otherwise contemplated by Section 6225(c) of the Code and any Treasury Regulations that may be promulgated thereunder. Notwithstanding anything to the contrary in this Agreement, the Partnership Representative shall not take any action or omit any action that would reasonably be expected to have a disproportionate, material adverse effect on a Member without such other Member’s written consent, which such consent shall not be unreasonably withheld, delayed or conditioned.

(e)            The provisions of this Section 11.1 shall survive the termination or dissolution of the Company or the termination of any Member’s interest in the Company, any transfer of a Member’s interest in the Company or withdrawal as a Member and shall remain binding on the Member.

Section 11.2           Indemnification. The Company shall indemnify the Partnership Representative against judgments, fines, amounts paid in settlement and expenses (including attorneys’ fees regardless of whether paid or incurred before or at trial or during any appellate proceeding) incurred by the Partnership Representative in any civil, criminal or investigative proceeding in which the Partnership Representative is involved or threatened to be involved solely by reason of being the Partnership Representative for the Company; provided, that the Partnership Representative acted reasonably and in good faith within what the Partnership Representative reasonably believed to be in the best interests of the Company or its Members, and in accordance with the terms of this Agreement. The Partnership Representative shall not be indemnified under this provision against any liability to the Company or the other Member(s) which the Partnership Representative would otherwise be subject by reason of its willful or intentional misconduct or bad faith.

Section 12
MISCELLANEOUS

Section 12.1           Notices. All notices or other communications given or made under this Agreement or pursuant to the TBOC shall be in writing. Notices or other communications to the Managing Member, any of the Members or the Company shall be deemed to have been given or received (i) upon personal delivery, (ii) emailed to the recipient if emailed before 5:00 p.m. Central Standard Time on a business day, and otherwise on the next business day, (iii) three (3) days after deposit in the United States mail, if sent by registered or certified mail, return receipt requested, postage prepaid or the next business day after deposit with Federal Express (or comparable nationally recognized overnight courier service) for guaranteed next business day delivery service, and addressed as follows:

(a)            Members. To the Members (or any Member), at the address(es) set forth in Schedule 1.7 hereto, or at such other address as any Member may specify in a writing given to the Company, the Managing Member and the other Members in accordance with this Section 12.1; or

(b)            Company. To the Company at the principal office of the Company specified in Section 1.2 above (all notices to the Company to be sent to the attention of the Managing Member).

Section 12.2           Binding Effect. Except as stated in this Agreement, every provision of this Agreement shall be binding upon and inure to the benefit each of the Members who are parties hereto and their respective successors and assigns, provided, that nothing in this Section 12.2 shall be interpreted as permitting any Transfer by any Member (or other party hereto or other Person bound by the terms hereof) of any rights or obligations of any Member (or any such other Person) hereunder which is not otherwise expressly permitted under another provision of this Agreement.

Section 12.3           Construction. Any court or arbitrator shall construe every provision of this Agreement in accordance with its simple and fair meaning and not strictly for or against any Member. No court or arbitrator shall interpret any provision of this Agreement as a penalty upon, or a forfeiture by, any party to this Agreement. The parties hereto shared equally in the drafting of this Agreement and no court or arbitrator construing this Agreement shall construe it more strictly against one party than the other.

Section 12.4           Entire Agreement; Amendments.

(a)            Entire Agreement. This Agreement, together with its schedules and appendices, those documents expressly referred to herein (including the Exchange Agreements and the Tax Receivable Agreement) and together with the Certificate constitutes the entire agreement between the Members with respect to its subject matter, and supersedes the Original Agreement and any and all other prior agreements and undertakings with respect to such subject matter among them. No Member is making any guarantee, promise, or undertaking any obligation to or with respect to the Company that is not expressly contained in this Agreement.

(b)            Amendments.

(i)            The Managing Member, without the consent of any holder of Units, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(A)        a change in the name of the Company or the location of the principal place of business of the Company;

(B)         admission, substitution, removal or withdrawal or resignation of Members or Assignees in accordance with this Agreement;

(C)         a change that does not adversely affect any holder of Units in any material respect in its capacity as an owner of Units and is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any United States federal or state agency or judicial authority or contained in any United States federal or state statute; or

(D)         amendments contemplated by Section 2.1(c).

(ii)           Except as provided in Section 2.2 and Section 12.4(b)(i), neither this Agreement nor the Certificate may be amended, unless such amendments are required or, otherwise, permitted by any of the terms hereof or shall have been first been consented to, in writing, by the Managing Member and, so long as the Continuing Member Ownership Percentage is at least 50%, the Continuing Member; provided, however, that an amendment or modification modifying the rights or obligations of any Member in a manner that is disproportionately adverse in any material respect to (A) such Member relative to the rights of other Members in respect of Units of the same class or series or (B) a class or series of Units relative to the rights of another class or series of Units, shall in each case be effective only with that Member’s consent or the consent of the Members holding a majority of the Units in that class or series, as applicable. Notwithstanding the preceding sentence, (i) no consent or approval shall be required for the Company to admit a permitted transferee as a Member following an Exempt Transfer completed in compliance with this Agreement, and (ii) if the Continuing Member Ownership Percentage is less than 50%, the Continuing Member must also consent to or approve any amendments or modifications to Section 3, Section 4 (and, for the avoidance of doubt, Appendix B), Section 6.5, Section 8.1, Section 8.6, Section 9.3, this Section 12.4(b) or related definitions or any other amendments or modifications that affect the rights granted to Continuing Member in such sections in any material respect, including, without limitation, changes to the number of shares of Class A Common Stock issued upon an Exchange, either through an amendment to the definition of “Exchange Rate” or otherwise, or that otherwise increases the obligations or decreases the benefits to the Continuing Member. Notwithstanding the foregoing, any amendment which would materially and adversely affect the rights or duties of a Member on a discriminatory and non-pro rata basis shall require the consent of such Member, other than those actions set forth in Section 12.4(b)(i) above. In addition, the amendment of any specific approval, consent, voting right, or transfer rights of a specified Member shall require the approval of such Member, provided that such Member holds the number of Units, as applicable, required to exercise such rights. Any amendment or modification effected in accordance with this Section 12.4(b)(ii) shall be effective, in accordance with its terms, with respect to the rights and obligations of and binding upon all Members. For the avoidance of doubt, without any action or requirement of consent by any Member, the Company shall update the books and records of the Company to remove a Member’s name therefrom once such Member no longer holds any Equity Interests, following which such Person shall cease to be a “Member” or have any rights or obligations under this Agreement.

(iii)           Copies of any amendments to this Agreement shall be sent all Members as promptly as is reasonably possible following the adoption thereof.

Section 12.5          Assignees.

(a)            Rights of Assignees to Profits/Losses/Distributable Cash. In the event that any transferee or other successor-in-interest to a Member or to a Membership Interest (resulting from a transfer not treated as null and void hereunder) is not admitted as an additional or substitute “member” of the Company in accordance with the provisions of this Agreement, such transferee or other successor-in-interest shall be treated as an assignee, and shall only have the right to be allocated or distributed the profits, losses or monies or other property, and shall be subject to all of the losses, liabilities, obligations and restrictions, to which the transferring Member (or other transferor) would otherwise be entitled or subject to, to the extent applicable to the transferred interest.

(b)            Application of Agreement to Assignees. In applying the provisions of this Agreement, including Section 3, Section 4 and Appendix B hereof or attached hereto, each successor to an interest in the Company, whether admitted as an additional or substitute “member” of the Company, shall be deemed to have made the aggregate Capital Contributions previously made with respect to the assigned interest by any predecessor owner thereof, and to have received the aggregate allocations or distributions previously made to each such predecessor owner, to the extent attributable to the assigned interest.

(c)            Limits on Rights of Assignees. An assignee of an interest in the Company who is not otherwise admitted as an additional or substitute “member” of the Company shall not have: (i) voting, consent or approval rights otherwise afforded Members (or any Member) hereunder or under the TBOC; (ii) the right to interfere in the management or administration of the Company’s business or affairs; or

(iii) the right to acquire any information or account of Company transactions or inspect Company books or records during the continuance of the Company, unless expressly allowed by the TBOC pursuant to any provision thereof which, as a matter of law, cannot be superseded by the foregoing terms of this Agreement.

Section 12.6           Headings. Section and other headings contained in this Agreement are for reference purposes only and shall not be considered interpretive of the provisions thereof or hereof.

Section 12.7           Severability. Every provision of this Agreement is intended to be severable. If any term or provision is illegal or invalid for any reason, then its illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

Section 12.8           Further Cooperation. Each Member agrees to perform all such further acts, including executing and/or delivering any other documents or instruments, as may be reasonably requested from time to time by the Managing Member, to carry out (or better carry out) any of the provisions of this Agreement.

Section 12.9          Governing Law; Venue. The laws of the State of Texas, exclusive of its conflicts of laws provisions, shall govern this Agreement, the organization and internal affairs of the Company, the liability of the Managing Member (subject to the provisions hereof) and the limited liability of the Members. Venue for any legal or other action arising out of or in any way related to the Company or this Agreement shall lie exclusively in the courts of the State of Texas located in Harris County, Texas or in the United States District Court for the Southern District of Texas, and each of the Members (and each other party to this Agreement), on each such Member’s (or other party’s) behalf and on behalf of its or their successors and assigns, hereby consent to the exclusive personal jurisdiction of those courts and waive any other jurisdiction or venue.

Section 12.10         Waiver of Action for Partition. Each Member hereby waives any right such Member may have to maintain any action for partition with respect to any assets of the Company.

Section 12.11         Counterpart Execution; Facsimile Execution. This Agreement may be executed in any number of counterparts. These executions may be transmitted to the Company and/or the other parties by facsimile or other electronic transmission and shall have the effect of an original signature. All fully executed counterparts shall be construed together and shall constitute one agreement.

Section 12.12         Time of the Essence. Time is of the essence with respect to each term of this Agreement; provided, that, in the event that the day upon which any event specified herein is to take place falls on a Saturday, Sunday or other business holiday, then such event shall take place on the next succeeding business day.

Section 12.13         Independent Legal Representation; Waiver of Conflict of Interests. The Members all acknowledge that McGuireWoods LLP (“Counsel”), acted as legal counsel for the DDH Investor in connection with the preparation of this Agreement and that: (i) the Members have been advised by such Counsel’s representation of the Company in connection therewith will or may conflict with the interests of one or more (or all) Members’ individually, (ii) the Members have been advised, before their execution of this Agreement, to seek the advice of independent counsel on the merits and detriments to such Member of the terms of this Agreement, and (iii) each Member had the opportunity, prior to such Member’s execution of this Agreement, to seek the advice of independent counsel. The Members hereby jointly and severally waive any claim that Counsel’s representation of the Company in connection with the preparation of this Agreement constitutes or creates a conflict of interest.

Section 12.14         References. All references in this Agreement to articles, sections or other subdivisions refer to corresponding articles, sections or subdivisions of this Agreement unless expressly provided otherwise. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited (or limited by the context within which used). Words in the singular form shall be construed to include the plural and vice versa, and words of one gender shall be construed to include all genders, unless the context otherwise requires.

Section 12.15         Third-Party Beneficiaries. Except for (a) Members, the Managing Member or officers in their capacities as such, (b) the indemnified parties in accordance with Section 5.5, and (c) the rights of Counsel to rely on the waivers in Section 12.13, any agreement contained herein to make any contribution or to otherwise pay any amount, and any assumption of liability herein contained, express or implied, shall be only for the benefit of the Members who are parties to this Agreement (and their respective permitted successors and assigns), and to the Managing Member, and such agreements and assumptions shall not inure to the benefit of the obligees under any indebtedness, or to any other Person whomsoever, it being the intention of the Members that no one shall be deemed to be a third-party beneficiary of this Agreement or any portion hereof.

Section 12.15         Dispute Resolution.

(a)            Scope. Except as provided in Section 2.7(c), Section 8.10, and Section 12.16(e), any and all claims, counterclaims, disputes and other matters in question arising out of or relating to this Agreement or the breach hereof (each, a “Dispute”) will be resolved by the parties hereto in accordance with this Section of the Agreement.

(b)            Negotiation. The parties shall attempt in good faith to resolve any Dispute promptly by negotiation between representatives of each of the parties who have authority to settle the controversy. Either party may give the other party(s) written notice of a Dispute (“Notice of Dispute”), which Notice of Dispute shall include (i) a statement of that party’s position and a summary of arguments supporting that position, (ii) the dollar amount of the Dispute, if known, and the section(s) of the Agreement to which the Dispute relates and (iii) the name and title of the individual who will represent that party in any negotiations concerning the Dispute. Within thirty (30) days after delivery of the Notice of Dispute, the receiving party(s) shall submit to the other a written response (the “Response to Dispute”). The Response to Dispute shall include (y) a statement of that party’s position and a summary of arguments including references to any section(s) of the Agreement, if applicable, supporting that position and (z) the name and title of the individual who will represent that party in any negotiations concerning the Dispute. Within ten (10) days after delivery of the Response to Dispute, the designated individuals of both parties shall meet at a mutually acceptable time and place or by telephone conference, and thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute. All negotiations pursuant to this Section 12.16(b) are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

(c)            Mediation. If the Dispute has not been resolved by negotiation as provided under subparagraph (b) above within sixty (60) days after delivery of the initial Notice of Dispute, the party providing the Notice of Dispute may initiate mediation for the Dispute by written notice to the other party(s) (the “Mediation Notice”), in which case the parties shall thereafter attempt in good faith to settle the Dispute by mediation. The parties will attempt to select a mediator by mutual agreement within fifteen (15) days after delivery of the Mediation Notice. If the parties are unable to agree upon a mediator within this fifteen (15) day period, each party shall than identify one mediator by written notice to the other party(s) delivered within five (5) days after the expiration of such fifteen (15) day period, and the identified mediators shall, within ten (10) days after the end of such five (5) day period, jointly select a mediator who shall be appointed as mediator for the Dispute, subject to confirming that such mediator does not have a potential or actual conflict of interest that prevents the mediator from serving and subject to the mediator confirming that he/she can serve within the time allowed for mediation under this subparagraph. Unless otherwise agreed by the parties, the mediation conference shall be held within sixty (60) days after delivery of the Mediation Notice. The mediator shall be required to abide by the Model Standards of Conduct for Mediators then in effect. The parties shall ensure that appropriate representatives of each party, having authority to consummate a settlement, attend the mediation conference. All expenses of the mediation, including required traveling and other expenses or charges of the mediator, shall be borne equally by the parties unless they agree otherwise; provided, however, in the event the parties are unable to agree mutually upon a mediator and the parties use the process identified above to select a mediator, each party will be responsible for paying any amounts payable to the mediator such party identified as part of that process. The expenses of participant(s) for each side shall be paid by the party requesting the attendance of each such participant. All negotiations that occur in connection with any mediation held pursuant to this subparagraph (c) are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

(d)            Arbitration. If the Dispute has not been resolved by mediation as provided under subparagraph (c) above within (60) days after delivery of the Mediation Notice, any party may elect to have the Dispute finally resolved by arbitration. To commence the arbitration process, the party must deliver a written demand for arbitration (“Arbitration Notice”) to the other party(s). No demand for arbitration may be made after the date when institution of legal or equitable proceedings based on such Dispute would be barred by the applicable statute of limitation. Once a party has provided an Arbitration Notice, the arbitration shall be conducted in accordance with the following:

(i)            Location; Rules. The arbitration shall be conducted in Houston, Texas in accordance with the Commercial Arbitration Rules (including Procedures for Large, Complex Commercial Disputes) (the “Arbitration Rules”) of the American Arbitration Association (the “AAA”) then in effect, as applicable, subject to the modifications set forth in this Section.

(ii)          Arbitrator. The arbitration will be held before one arbitrator who shall be a retired judge with at least 10 years of experience practicing business litigation. Within twenty (20) days following the delivery of an Arbitration Notice pursuant to this Section 12.16(d)(ii), the parties shall jointly select an arbitrator who fulfills the requirements of this Section 12.16; provided, however, that, if the parties are unable to agree on the choice of arbitrator prior to the expiration of such twenty (20) day period, each party shall choose one arbitrator within five (5) days after the expiration of such twenty (20) day period, and the two selected arbitrators shall, within five (5) days after their appointment, jointly select a third arbitrator who fulfills the requirements of this Section 12.16(d)(ii) to conduct the arbitration proceedings. Notwithstanding the foregoing, any Dispute in which the claimed amount (as reflected on the Notice of Dispute, as the same may be amended) exceeds $1,000,000 will be heard before three such arbitrators, in which case each party shall choose one arbitrator, and the two selected arbitrators shall jointly select the third arbitrator.

(iii)         Subject to delay as set forth below, the arbitration will be scheduled to commence within sixty 60 days of appointment of the arbitrator(s) and will be concluded as promptly as possible. The arbitrator(s) will be entitled to limit the evidence presented if the arbitrator(s) deem such limitation necessary to conclude the arbitration in a timely manner. Within ten (10) days following appointment, the arbitrator shall conduct a preliminary hearing as contemplated under the Arbitration Rules. The parties (and, if applicable, their counsel) must attend this preliminary hearing in person or via telephone. The parties shall be entitled at this preliminary hearing to, inter alia, request permission to conduct discovery, including serving requests for production of documents and conducting depositions, relating to the Dispute. Notwithstanding anything herein to the contrary, in the event the arbitrator determines at or following the preliminary hearing that more than sixty (60) days after appointment of the arbitrator are needed for the parties to exchange information, complete any necessary discovery, or otherwise prepare adequately to arbitrate the Dispute, the arbitrator may elect to delay the commencement of the arbitration until a date by which all preliminary matters may completed; provided, however, in no event may commencement of the arbitration be delayed longer than one hundred twenty (120) days following appointment of the arbitrator.

(iv)         Decision and Appeal. The decision of the arbitrator(s) will be a reasoned decision reduced to writing and will be binding on all parties. The right of each party to arbitrate, and any other agreement or consent to arbitrate, will be specifically enforceable in any court having jurisdiction. The award rendered by the arbitrator(s) will be final and judgment may be entered upon it in any court having jurisdiction thereof, and will not be subject to modification or appeal except to the extent permitted by Title 9 of the United States Code (the “Federal Arbitration Act”). The award of the arbitrator(s) may include an assessment of reasonable attorney’s fees and expenses if, in the opinion of the arbitrator(s), a party has advanced a position that is without a reasonable basis in law or fact. Unless otherwise determined by the arbitrator(s), the administrative costs of the arbitration, including payment of the arbitrator, will be borne equally by the parties to the Dispute.

(v)          Choice of Law. The arbitrator will apply the substantive law of the State of Texas, without reference to the law of conflicts of any other jurisdiction, except that the interpretation and enforcement of this Section will be governed by the Federal Arbitration Act.

(vi)         Privilege; Confidentiality. In the arbitration, all privileges under state and federal law, including attorney/client and work product privileges, will be preserved and protected to the same extent that such privileges would be protected in a federal court in the United States applying the internal law of the State of Texas (without reference to the law of conflicts of any jurisdiction). The parties will keep the evidence, testimony and award in the arbitration confidential and will instruct their counsel and witnesses to do the same, except this information may be revealed to the extent necessary in any proceeding to confirm or challenge the arbitration award.

(e)           Nothing in this Section or this Agreement shall bar any party to this Agreement from exercising any rights and or seeking any remedies in law or in equity that are available to any such party, including but not limited to seeking injunctive or other equitable relief in a court of competent jurisdiction, or seeking relief pursuant to Section 2.7(c) or Section 8.10.

Section 12.16         Spousal Consent. Each Member who has a Spouse on the date of this Agreement shall cause such Member’s Spouse to execute and deliver to the Company a spousal consent in the form of Appendix C hereto (a “Spousal Consent”), pursuant to which the Spouse acknowledges that he or she has read and understood the Agreement and agrees to be bound by its terms and conditions. If any Member should marry or engage in a Marital Relationship following the date of this Agreement, such Member shall cause his or her Spouse to execute and deliver to the Company a Spousal Consent within 5 Business Days thereof.

Section 12.17         Notice to Members of Provisions of this Agreement. By executing this Agreement, each Member acknowledges that it has actual notice of (a) all of the provisions of this Agreement, including, without limitation, the restrictions on the transfer of Membership Interests set forth in Section 8, and (b) all of the provisions of the Certificate. Each Member hereby agrees that this Agreement constitutes adequate notice of all such provisions, including, without limitation, any notice requirement under Section 3.205 of the TBOC and Chapter 8 of the Texas Uniform Commercial Code, and each Member hereby waives any requirement that any further notice thereunder be given.

Section 12.18         Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Company profits, losses, distributions, capital or property other than as a secured creditor.

(Signature Page Follows)

The Company and undersigned Members have executed and delivered this Agreement as of the date set forth below.

COMPANY:

DIRECT DIGITAL HOLDINGS, LLC

By:	/s/ Mark D. Walker
Name: Mark D. Walker
Title: Chief Executive Officer

MANAGING MEMBER:

DIRECT DIGITAL HOLDINGS, INC.

By:	/s/ Mark D. Walker
Name: Mark D. Walker
Title: Chief Executive Officer

CONTINUING MEMBER:

DIRECT DIGITAL MANAGEMENT, LLC

By:	/s/ Mark D. Walker
Name: Mark D. Walker
Title: Managing Partner

[Signature Page to Second A&R LLC Agreement – Direct Digital Holdings, LLC]

SCHEDULE 1.7

MEMBER INFORMATION – CAPITALIZATION

Name	Class A Common Units	Class B Voting Units
Direct Digital Holdings, Inc.	2,800,000	11,378,000
Direct Digital Management, LLC	11,378,000	--
TOTAL	14,178,000	11,378,000

SCHEDULE 1.7 (continued)

MEMBER INFORMATION – NOTICE ADDRESSES

Direct Digital Holdings, Inc.
1233 West Loop South, Suite 1170
Houston, TX 77027
Attention: Keith Smith and Mark Walker
Email:	ksmith@directdigitalholdings.com
mwalker@directdigitalholdings.com

with a copy (not constituting notice) to:
McGuireWoods LLP
2000 McKinney Avenue, Suite 1400
Dallas, Texas 75201
Attention: Phyllis Y. Young
Email:	pyoung@mcguirewoods.com

Direct Digital Management, LLC
1233 West Loop South, Suite 1170
Houston, TX 77027
Attention: Keith Smith and Mark Walker
Email:	ksmith@directdigitalholdings.com
mwalker@directdigitalholdings.com

with a copy (not constituting notice) to:

McGuireWoods LLP
2000 McKinney Avenue, Suite 1400
Dallas, Texas 75201
Attention: Phyllis Y. Young
Email:	pyoung@mcguirewoods.com

APPENDIX A

GENERAL DEFINITIONS

Capitalized words and phrases used in the Agreement, but which are not otherwise defined therein, shall have the following meanings (or the meanings set forth in Appendix B to the Agreement):

“Affiliate” means, with respect to any Person: (i) any other Person directly or indirectly controlling, controlled by or under common control with such Person; (ii) any other Person who is an officer, director, manager, general partner, trustee or holder of 50% or more of the voting stock or other voting securities of such Person (if a legal entity) or of any other Person (who is a legal entity) who is an Affiliate of such Person described in clause (i) above; and/or (iii) any spouse, ancestor, child (including by adoption) or other lineal descendant, sibling or in-law of such Person or of any other Person (who is a natural person) who is an Affiliate of such Person and described in either clause (i) or (ii) above.

“Appraiser FMV” means the fair market value of any Equity Interest as determined by an independent appraiser mutually agreed upon by the Managing Member and the relevant Exchanging Member, whose determination shall be final and binding for those purposes for which Appraiser FMV is used in this Agreement. Appraiser FMV shall be the fair market value determined without regard to any discounts for minority interest, illiquidity or other discounts. The cost of any independent appraisal in connection with the determination of Appraiser FMV in accordance with this Agreement shall be borne by the Company.

“Assumed Tax Rate” means the sum of the maximum effective federal, state and local income tax rates to which any Member (or any of such Member’s direct or indirect owners to the extent such Member is a pass through entity for federal income tax purposes) is subject for such tax year, as determined from time to time by the Managing Member based on the information available to it. The Assumed Tax Rate shall be the same for each Member.

“Available Cash” means all cash of the Company on hand as of the last business day of any calendar month (or other fiscal period), as determined after payment of all then due or past due Company expenses and obligations, other than cash which is: (i) restricted from distribution under the terms of any agreement to which the Company is a party; or (ii) added to or retained in Company reserves pursuant to Company budgets approved pursuant to Section 10.6 hereof.

“Bankruptcy” means, with respect to any Person, the occurrence of any of the following events:

(a)            such Person makes an assignment for the benefit of such Peron’s creditors;

(b)            such Person files a voluntary petition in bankruptcy;

(c)            such Person is adjudged a bankrupt or insolvent or has entered against such Person an order for any relief in any bankruptcy or insolvency proceeding;

(d)            such Person files a petition or answer seeking for it any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation;

(e)            such Person files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding of this nature;

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(f)            such Person seeks, consents to, or acquiesces in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person’s properties; or

(g)            after one hundred and twenty (120) days after the commencement of any proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation, the proceeding has not been dismissed; or after ninety (90) days after the appointment, without such Person’s consent or acquiescence, of a trustee, receiver or liquidator of such Person or of any substantial part of such Person’s property, the appointment has not been vacated or stayed or, if stayed, ninety (90) days following the expiration of any such stay if the appointment has not been vacated.

“Board” means the board of directors of PubCo, as constituted at any given time.

“Capital Contribution(s)” means with respect to any Member, the amount of money and the initial Book Value of any property (other than money) contributed by such Member (or predecessor owner of such Member’s Units) to the Company with respect to such Member’s Units, in accordance with the terms of the Agreement (or the Original Agreement).

“Certificate” means the Certificate of Formation of the Company and any amendments thereto and restatement thereof filed on behalf of the Company with the Texas Secretary of State pursuant to the TBOC

“Certificate Delivery” means, in the case of any shares of Paired Voting Stock to be transferred and surrendered by an Exchanging Member in connection with an Exchange which are represented by a certificate or certificates, the process by which the Exchanging Member shall also present and surrender such certificate or certificates representing such shares of Paired Voting Stock during normal business hours at the principal executive offices of PubCo, or if any agent for the registration or transfer of shares of Paired Voting Stock is then duly appointed and acting, at the office of such transfer agent, along with any instruments of transfer reasonably required by the Managing Member or such transfer agent, as applicable, duly executed by the Exchanging Member or the Exchanging Member’s duly authorized representative.

“Class A 3-Day VWAP” means, on any relevant measurement date, the VWAP for three (3) consecutive Trading Days ending on such date.

“Class A Common Stock” means the Class A common stock, par value $0.001 per share, of PubCo.

“Class A Common Units” means the limited liability company interests described in Section 2.1(a)(i) and having the rights, powers and preferences specified herein.

“Class B Common Stock” means the Class B common stock, par value $0.001 per share, of PubCo.

“Class B Voting Units” means the limited liability company interests described in Section 2.1(a)(ii) and having the rights, powers and preferences specified herein.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Continuing Member” means the DDH Investor, being the member receiving Class A Common Units in the Recapitalization for so long as such Member continues to hold such Class A Common Units after the Pre-IPO Exchanges.

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“Continuing Member Ownership Percentage” means the percentage obtained by dividing (i) the total number of Class A Common Units owned by the Continuing Member by (ii) the aggregate number of Class A Common Units outstanding at such time.

“DDH Investor” means Direct Digital Management, LLC, a Delaware limited liability company, together with its permitted transferees.

“DTC” means The Depository Trust Company.

“Effective Time” means such time as is immediately prior to the Pre-IPO Effective Time.

“Equity Interests” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the date hereof, including without limitation, common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership, interests in a trust, interests in joint ventures, interests in other unincorporated organizations or any other equivalent of such ownership interest.

“Exchange” means (a) the redemption by the Company of vested Class A Common Units held by a Member (together with the surrender and cancellation of the same number of outstanding shares of Paired Voting Stock held by such Member) for the Stock Exchange Payment, or (b) the direct purchase by PubCo of vested Class A Common Units and Paired Voting Stock held by a Member in accordance with a PubCo Call Right, in each case in accordance with Section 8.6(f).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Exchange Act shall be deemed to include any corresponding provisions of future law.

“Exchange Agreements” has the meaning set forth in the Recitals.

“Exchange Blackout Period” means (i) any “black out” or similar period under PubCo’s policies covering trading in PubCo’s securities to which the applicable Exchanging Member is subject (or will be subject at such time as it owns Class A Common Stock), which period restricts the ability of such Exchanging Member to immediately resell shares of Class A Common Stock to be delivered to such Exchanging Member in connection with a Stock Exchange Payment and (ii) the period of time commencing on (x) the date of the declaration of a dividend by PubCo and ending on the first day following (y) the record date determined by the Board with respect to such dividend declared pursuant to clause (x), which period of time shall be no longer than 10 Business Days; provided, that in no event shall an Exchange Blackout Period which respect to clause (ii) of the definition hereof occur more than four (4) times per calendar year.

“Exchange Conditions” means any of the following conditions: (i) in the event of a valid request for registration pursuant to the Registration Rights Agreement, (a) PubCo shall have failed to cause any related prospectus to be supplemented by any required prospectus supplement necessary to effect such Exchange, (b) PubCo shall have exercised its right to defer, delay or suspend the filing or effectiveness of a Registration Statement and such deferral, delay or suspension shall affect the ability of such Exchanging Member to have its Class A Common Stock registered at or immediately following the consummation of the Exchange, (c) any stop order relating to the Registration Statement pursuant to which the Class A Common Stock was to be registered by such Exchanging Member at or immediately following the Exchange shall have been issued by the Securities and Exchange Commission, (d) there shall be in effect

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an injunction, a restraining order or a decree of any nature of any Governmental Entity that restrains or prohibits the Exchange, or (e) PubCo shall have failed to comply in any material respect with its obligations under the Registration Rights Agreement to the extent related to the resale of the Class A Common Stock of an Exchanging Member, and such failure shall have adversely affected the ability of such Exchanging Member to consummate the resale of Class A Common Stock to be received upon such Exchange pursuant to an effective Registration Statement; (ii) PubCo shall have disclosed in good faith to such Exchanging Member any material non-public information concerning PubCo, the receipt of which results in such Exchanging Member being prohibited or restricted from selling Class A Common Stock at or immediately following the Exchange without disclosure of such information (and PubCo does not permit disclosure); (iii) there shall have occurred a material disruption in the securities markets generally or in the market or markets in which the Class A Common Stock is then traded; (iv) there shall be in effect an injunction, a restraining order or a decree of any nature of any Governmental Entity that restrains or prohibits the Exchange; or (v) the Exchange Date would occur three (3) Business Days or less prior to, or during, an Exchange Blackout Period. For purposes of clarity, the matters contemplated in clauses (ii) through (v) above shall constitute an Exchange Condition regardless of the existence of a valid request for registration pursuant to the Registration Rights Agreement.

“Exchange Date” means the date that is five (5) Business Days after the Exchange Notice Date is given; provided, that if an Exchanging Member delays the consummation of an Exchange by delivering an Exchange Delay Notice, the Exchange Date shall occur on the date that is three (3) Business Days following the date on which the conditions giving rise to such delay cease to exist which shall in no event be prior to the date otherwise determined pursuant to this definition (or such earlier day as the Managing Member and such Exchanging Member may agree in writing); provided, further, that if the Exchange Date for any Exchange with respect to which PubCo elects to make a Stock Exchange Payment would otherwise fall within any Exchange Blackout Period, then the Exchange Date shall occur on the next Business Day following the end of such Exchange Blackout Period.

“Exchange Delay Notice” has the meaning set forth in Section 8.6(a)(iii).

“Exchange Notice” means a written election of Exchange in the form of Appendix D, duly executed by the Exchanging Member.

“Exchange Notice Date” means, with respect to any Exchange Notice, the date such Exchange Notice is given to the Company in accordance with Section 8.6(a).

“Exchanged Units” means, with respect to any Exchange, the Class A Common Units being exchanged pursuant to a relevant Exchange Notice, and an equal number of shares of Paired Voting Stock held by the relevant Exchanging Member.

“Exchanging Member” means a Member initiating an Exchange.

“Exempt Transfer” has the meaning set forth in Section 8.1(a).

“Fully Diluted Basis” assumes the full conversion into Units of all convertible Equity Interests, if any, that at the time of any such determination would be entitled to participate in the distributions upon consummation of the proposed Transfer, Sale of the Company, or other transaction in question.

“Indebtedness” means (a) all indebtedness for borrowed money, including that evidenced by notes, bonds, indentures, debentures or other instruments, (b) any amounts owed with respect to drawn letters of credit, and (c) any outstanding guarantees of obligations of the type described in clauses (a) or (b) above;

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provided, that, Indebtedness shall not include credit card charges and associated balances incurred or carried in the ordinary course of business.

“IPO” has the meaning set forth in the Recitals.

“Managing Member” means the person designated as such pursuant to Section 5.1, which shall be PubCo as of the effectiveness of PubCo’s admission as an additional member pursuant to Section 2.2(b)(ii), or any successor Managing Member admitted to the Company in accordance with the terms of this Agreement, in its capacity as the managing member of the Company.

“Member(s)” means the Members signing the Agreement and who are admitted as a “member” of the Company as of the Effective Date and/or such (or each such) other Person, if any, subsequently admitted as an additional or substitute “member” of the Company, from time to time, in accordance with the terms of the Agreement, provided, that a Person shall cease to be a “Member” at such time as such Person shall dispose of such Person’s entire Membership Interest in the Company or, otherwise, upon the occurrence of any event, including a Member’s dissolution, liquidation and termination, which results in a transfer or other disposition of such Person’s entire Membership Interest (or other termination of such Person’s status as a “member” of the Company, as specified in the Agreement or in the TBOC, as the same may be modified or superseded by the Agreement).

“Membership Interest” means the entire interest of a Member (or assignee of a Member’s “transferable interest” not otherwise admitted as an additional or substitute “member” of the Company) in the Company as a “member” thereof (or assignee of a Member’s transferrable interest in the Company), including a Member’s Units, voting rights (as a “Member”) and a Member’s (or assignee’s) interest in and to Company profits, losses and capital, including a Member’s (or assignee’s) right to receive both current and liquidating distributions from the Company. The Members may hold any combination of Membership Interests (including Units of more than one class).

“Membership Percentage” means with respect to each Member, in reference to a Membership Percentage of any class of Units, that ratio, expressed as a percentage, the numerator of which is the number of Units of such class owned by such Member, and the denominator of which is the total Units of such class then outstanding.

“National Securities Exchange” means a securities exchange registered with the Securities and Exchange Commission under Section 6 of the Exchange Act.

“Paired Voting Stock” means, with respect to Class A Common Units held by a Member other than PubCo, the shares of Class B Common Stock issued in exchange for the Class B Voting Units initially paired with such Class A Common Units, subject, as applicable, to adjustment pursuant to Section 3.2(d) and Section 3.2(e) and the certificate of incorporation of PubCo.

“Partnership Representative” has the meaning set forth in Section 6223(a) of the Code and any comparable provisions of foreign, state and local income tax laws.

“Person(s)” means any individual(s) who is (or are) a natural person, partnership(s), limited liability company (or companies), limited liability partnership(s), limited partnership(s), corporation(s), trust(s) and any other association or legal entity.

“Piggyback Registration” is defined in the Registration Rights Agreement.

“Pre-IPO Effective Time” has the meaning set forth in the Recitals.

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“Pre-IPO Exchanges” has the meaning set forth in the Recitals.

“Prime Rate” as of a particular date means the prime rate of interest as published on that date in the Wall Street Journal. If the Wall Street Journal is not published on a date for which the Prime Rate must be determined, then the Prime Rate shall be the prime rate published in the Wall Street Journal on the nearest-preceding date on which the Wall Street Journal is published.

“PubCo” means Direct Digital Holdings, Inc., a corporation incorporated under the laws of the State of Delaware, and its successors.

“PubCo Offer” has the meaning set forth in Section 2.2(c)(ii).

“Recapitalization” has the meaning set forth in the Recitals.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, by and among PubCo, certain of the Members and the other parties thereto (together with any other parties that become a party thereto from time to time upon execution of a joinder in accordance with the terms thereof by any successor or assign to any party to such Registration Rights Agreement).

“Registration Statement” means any registration statement that PubCo is required to file pursuant to the Registration Rights Agreement.

“Sale of the Company” means either (a) the sale, transfer, conveyance or other disposition, in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, or (b) a transaction or series of related transactions (including by way of merger, consolidation, recapitalization, reorganization or sale of securities) the result of which is that the Unitholders immediately prior to such transaction are after giving effect to such transaction no longer, in the aggregate, the “beneficial owners” (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Exchange Act), directly or indirectly through one or more intermediaries, of more than eighty percent (80%) of the voting power of the outstanding voting Equity Interests of the Company, unless the foregoing change in voting power results from a capital raising transaction in which the Company issues new securities or admits new Members in exchange for new Capital Contributions to the Company.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.

“Securities and Exchange Commission” means the United States Securities and Exchange Commission, including any governmental body or agency succeeding to the functions thereof.

“Stock Exchange Payment” means, with respect to any Exchange, a number of shares of Class A Common Stock equal to the number of Class A Common Units subject to such Exchange.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity, in any jurisdiction, of which (i) if a corporation or a limited liability company or limited partnership (with voting securities), a majority of the total voting power of Equity Interests thereof entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees (or members of any similar governing body) thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company (without voting securities), a partnership, an association or other business entity, a majority of the Equity Interests thereof is at the time owned or

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controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company (without voting securities), a partnership, an association or other business entity, a majority of the Equity Interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, a partnership, an association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director, managing member or general partner (or equivalent) of such limited liability company, partnership, association or other business entity.

“Tax Receivable Agreement” means the Tax Receivable Agreement dated as of or about the date hereof among the Company, the Managing Member and the other parties from time to time party thereto, as amended from time to time.

“Taxable Year” means, with respect to the Company, the calendar year (or such other fiscal period, if any, required to be adopted as the “taxable year” of the Company for federal income tax purposes) (or portion thereof during which the Company is in existence).

“TBOC” means the Texas Business Organizations Code and any successor statute, as amended from time to time.

“Third Party Purchaser” means any Person who, immediately prior to the contemplated transaction, does not directly or indirectly own or have the right to acquire any outstanding Units.

“Trading Day” means a day on which Nasdaq or such other principal United States securities exchange on which the Class A Common Stock is listed, quoted or admitted to trading and is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“Transfer” means, as a noun, any voluntary or involuntary sale, exchange pledge, assignment, hypothecation, or other disposition of any rights in tangible or intangible property, and, as a verb, means voluntarily or involuntarily (including, but not limited to, an assignment or other disposition by reason of Bankruptcy) to sell, exchange, pledge, assign, hypothecate or otherwise dispose of such property. For any Member that is a corporation, partnership, joint venture, enterprise, limited liability company, unincorporated association, trust, estate or other business or legal entity, including any state law entity disregarded as a separate entity for federal and state income tax purposes, Transfer shall also mean any voluntary or involuntary, direct or indirect, transfer, assignment, sale, pledge hypothecation, or other disposition of more than fifty percent (50%) of the voting Equity Interests of the Member in a single transaction or a series of related transactions. The terms “Transferee”, “Transferor”, “Transferred”, and other forms of the word “Transfer” have correlative meanings.

“Treasury Regulations” (or “Regulations”) means the Treasury Regulations promulgated under the Code, as such Treasury Regulations may be amended and in effect from time to time.

“Unit” or “Units” means a Unit of a Member in the Company representing a fractional part of interests in distributions of the Company held by all Members and shall include, collectively, the Class A Common Units, the Class B Voting Units and such other units of the Company as may be authorized, designated or issued, as determined by the Managing Member from time to time after the date hereof; provided, that any class or group of Units issued shall have the relative rights, powers and duties set forth in this Agreement.

“Unitholder” shall mean, with respect to any class of Units, a Member (or other Person) owning a Unit or Units of such class.

“USDM Investor” means USDM Holdings, Inc., a Texas corporation.

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“USDM Redemption” has the meaning set forth in the Recitals.

“VWAP” means the daily per share volume-weighted average price of the Class A Common Stock on Nasdaq or such other principal United States securities exchange on which the shares of Class A Common Stock are listed, quoted or admitted to trading, as displayed under the heading Bloomberg VWAP on the Bloomberg page designated for the Class A Common Stock (or the equivalent successor if such page is not available) in respect of the period from the open of trading on such Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, (a) the per share volume-weighted average price of a share of Class A Common Stock on such Trading Day (determined without regard to afterhours trading or any other trading outside the regular trading session or trading hours), or (b) if such determination is not feasible, the market price per share of Class A Common Stock as determined by a nationally recognized independent investment banking firm retained in good faith for this purpose by PubCo); provided, however, that if at any time for purposes of the Class A 3-Day VWAP shares of Class A Common Stock are not then listed, quoted or traded on a principal United States securities exchange or automated or electronic quotation system, then the VWAP shall mean the per share Appraiser FMV of one (1) share of Class A Common Stock (or such other Equity Interest into which the Class A Common Stock was converted or exchanged).

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APPENDIX B

SPECIAL TAX AND ACCOUNTING PROVISIONS

I.	Tax and Accounting Definitions. The following terms, which are used predominantly in Section 4 of the Agreement and this Appendix B, shall have the meanings set forth below:

A.            “Adjusted Capital Account” means, with respect to any Member, such Member’s Capital Account as of the end of the relevant Taxable Year, after giving effect to the following adjustments:

(1)            credit to such Capital Account any amounts which such Member is obligated to restore pursuant to this Agreement or as determined pursuant to Regulations § 1.704-1(b)(2)(ii)(c), or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations §§ 1.704-2(g)(1) and 1.704-2(i)(5); and

(2)            debit to such Capital Account the items described in clauses (4), (5) and (6) of Regulations § 1.704-1(b)(2)(ii)(d).

B.            “Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Adjusted Capital Account. The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations § 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

C.            “Allocation Period” means, unless otherwise required pursuant to the Code and Treasury Regulations, (i) the Taxable Year of the Company, (ii) any portion of the Taxable Year for which the Company is required to allocate Profits, Losses and other items of Company income, gain, loss, deduction or other items pursuant to Section 4 or this Appendix B, or (iii) any other period reasonably determined by the Managing Member as appropriate for a closing of the Company’s books.

D.            “Book Value” means, with respect to any Company asset, such asset’s adjusted basis for federal income tax purposes, except as follows:

(1)            the initial Book Value of any asset (other than money) contributed by a Member to the Company shall be the gross fair market value thereof as of the date of contribution, as set forth in this Agreement or, if not set forth in this Agreement, as reasonably determined by the Managing Member and the contributing Member as of the date of contribution;

(2)            the Book Value of all Company assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the Managing Member (but subject to Code § 7701(g)), as of the following times: (i) the acquisition of additional interests in the Company by any new or existing Member in exchange for more than a de minimis initial or additional Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of cash or property as consideration for an interest in the Company; (iii) the issuance by the Company of a non-compensatory option (other than an option to acquire a de minimis interest in the Company); (iv) in connection with the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a member capacity, or by a new Member acting in a partner capacity in anticipation of being a Member; or (v) the Liquidation of the Company; provided, that an adjustment described in clauses (i), (ii), (iii) and (iv) immediately above shall be made only if the Managing Member reasonably determines that such adjustment is necessary to reflect the relative economic interests of the Members in the Company;

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(3)            the Book Value of any Company asset distributed to any Member shall be adjusted immediately before its distribution to equal its gross fair market value on the date of distribution, as reasonably determined by the Managing Member;

(4)            the Book Values of the Company’s assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code § 734(b) or Code § 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations § 1.704-1(b)(2)(iv)(m); provided, however, that Book Values shall not be adjusted pursuant to this Section I.D(4) to the extent that an adjustment pursuant to Section I.D(2) above is otherwise made thereto in connection with or as a result of any transaction or event that would otherwise result in an adjustment pursuant to this Section I.D(4); and

(5)            if the Book Value of any asset subject to the allowance for depreciation or amortization has been determined or adjusted pursuant to Section I.D(1), Section I.D(2), or Section I.D(4) above, such Book Value shall thereafter be adjusted by the Depreciation taken into account, from time to time, with respect to such asset for purposes of computing Profits or Losses of the Company.

For purposes Section I.D(2) above, the term “Liquidation of the Company” means the date upon which the Company ceases to be a going concern (even though it may continue in existence for the purpose of winding up its affairs, paying its debts and distributing any remaining assets to its Members).

E.            “Capital Account” means, with respect to any Member, the Capital Account maintained by the Company for such Member in accordance with Regulations § 1.704-1(b)(2). Except as otherwise provided in said Regulations section, each Member’s Capital Account shall be maintained or adjusted in accordance with the following rules or provisions:

(1)            to each such Member’s Capital Account, there shall be credited the amount of cash contributed to the Company by such Member and the initial Book Value of any property, other than cash, contributed to the capital of the Company by such Member (net of any liability secured by such contributed property that the Company is considered to assume or take subject to pursuant to Code § 752), such Member’s allocable share of Company Profits and any items of income or gain comprising the Profits of the Company that are allocated to such Member, and the amount of any Company liabilities assumed by such Member or that are secured by any Company property distributed to such Member;

(2)            to each such Member’s Capital Account, there shall be debited the amount of cash and the Book Value of any property distributed by the Company to such Member pursuant to any provision of this Agreement (net of Company liabilities secured by such distributed property that such Member is considered to assume or take subject to pursuant to Code § 752), such Member’s allocable share of Company Losses and any items of expense or loss comprising the Losses of the Company that are allocated to such Member, and the amount of any liabilities of such Member (excluding liabilities taken into account in accordance with Section I.E(1) above) assumed by the Company or that are secured by any property contributed by such Member to the Company;

(3)            to the extent that the unrealized income, gain, loss or deduction inherent in property distributed (or deemed to be distributed) in kind (whether or not distributed in liquidation) is not then reflected in the Members’ Capital Accounts, the Capital Accounts of the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss and

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deduction inherent in such property would be allocated among the Members under the Agreement if there were a fully taxable disposition of such property for all cash for its then fair market value, as determined by the Managing Member, in its reasonable discretion, as of the date of its actual (or deemed) distribution;

(4)            in the event that the Book Value of Company assets are adjusted as described in Section I.D(2) above, the Members’ Capital Accounts shall be adjusted to reflect their allocable share of the gain or loss (not then reflected in the Members’ Capital Accounts) which the Company would recognize as of or immediately before such adjustment, if it sold all of its assets, as of such time, for all cash in a fully taxable transaction for an amount equal to such assets’ adjusted Book Value;

(5)            in the event that any Company property is subject to Code § 704(c), or in the event Company property is re-valued, at the election of the Managing Member, in accordance with Regulations § 1.704-1(b)(2)(iv)(f) and, as a result, has a Book Value different from such property’s adjusted income tax basis, the Members’ Capital Accounts shall be adjusted in accordance with Regulations § 1.704-1(b)(2)(iv)(g) to reflect only allocations to them of Depreciation, if any, allowable for such Company property and by the gain or loss arising from the sale or other disposition of such property, as computed for book purposes and not for income tax purposes, by reference to such property’s adjusted Book Value; and

(6)            If there is a transfer of a Membership Interest in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Membership Interest.

The foregoing provisions and the other provisions of the Agreement or this Appendix B relating to the maintenance of Capital Accounts are intended to comply with Regulations § 1.704-1(b) and § 1.704-2 and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Managing Member shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Members), are computed in order to comply with such Treasury Regulations, the Managing Member may make such modification, provided, that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Section 9 hereof upon the dissolution of the Company. The Managing Member also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations Section 1.704-1(b).

F.            “Company Minimum Gain” has the same meaning as the term “partnership minimum gain” under Regulations §§ 1.704-2(b)(2) and 1.704-2(d).

G.            “Depreciation” means, for each Taxable Year, or other fiscal period of the Company, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period for federal income tax purposes, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if such depreciation, amortization or other cost recovery deductions with respect to any such asset for federal income tax

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purposes is zero for any Allocation Period, Depreciation shall be determined with reference to such asset’s Book Value at the beginning of such period using any reasonable method selected by the Managing Member.

H.            “Economic Risk of Loss” has the meaning assigned to that term in Regulations § 1.752-2(a).

I.            “Member Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” under Regulations § 1.704-2(b)(4).

J.            “Member Nonrecourse Debt Minimum Gain” has the same meaning as the term “partner nonrecourse debt minimum gain” under Regulations § 1.704-2(i)(2) and shall be determined in accordance with Regulations § 1.704-2(i)(3).

K.            “Member Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” under Regulations § 1.704-2(i)(1) and shall be determined in accordance with Regulations § 1.704-2(i)(2).

L.            “Nonrecourse Debt” or “Nonrecourse Liability” has the same meaning as the term “nonrecourse liability” under Regulations § 1.704-2(b)(3).

M.            “Nonrecourse Deductions” has the meaning set forth in Regulations § 1.704-2(b)(1) and shall be determined according to the provisions of Regulations § 1.704-2(c).

N.            “Profits” or “Losses” of the Company for each Allocation Period means an amount equal to the Company’s taxable income or loss for each such Allocation Period, as determined for federal income tax purposes in accordance with the accounting method followed by the Company for federal income tax purposes and in accordance with Code § 703 (for this purpose, all items of income, gain, loss or deduction required to be separately stated pursuant to Code § 703(a)(1) shall be included in taxable income or loss), subject to the following modifications:

(1)            any income of the Company that is exempt from federal income taxation and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

(2)            any expenditures of the Company described in Code § 705(a)(2)(B) or treated as Code § 705(a)(2)(B) expenditures pursuant to Regulations § 1.704-1(b)(2)(iv)(i), and not otherwise taken into account, shall be subtracted from such taxable income or loss;

(3)            in the event the Book Value of any Company property is adjusted pursuant to Section I.D(2) or Section I.D(3), the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Book Value of the Company property) or an item of loss (if the adjustment decreases the Book Value of the item of Company property) from the disposition of such Company property and shall be taken into account for purposes of computing Profits or Losses;

(4)            gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the Company property disposed of, notwithstanding that the adjusted tax basis of such Company property differs from its Book Value;

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(5)            in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Period, computed in accordance with the definition of Depreciation;

(6)            to the extent an adjustment to the adjusted tax basis of any item of Company property pursuant to Code § 734(b) is required, pursuant to Regulations § 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s Membership Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the item of Company property) or loss (if the adjustment decreases such basis) from the disposition of such item of Company property and shall be taken into account for purposes of computing Profits or Losses;

(7)            notwithstanding any other provision of this definition or Section 4 of the Agreement, any items that are specially allocated pursuant to Section II below shall not be taken into account in computing Profits or Losses; and

(8)            the amounts of the items of Company income, gain, loss, or deduction available to be specially allocated pursuant to Section II below shall be determined by applying rules analogous to those set forth in subsections (1) through (6) above.

II.	Special Allocations. Notwithstanding the provisions of Section 4.1 of the Agreement to the contrary, the following special rules shall apply:

A.            Minimum Gain Chargeback. Except as otherwise provided in Regulations § 1.704-2(f), notwithstanding any other provision of this Appendix B, if there is a net decrease in Company Minimum Gain during any Allocation Period, each Member shall be specially allocated items of Company income and gain for such Allocation Period (and, if necessary, subsequent Allocation Periods) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations § 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations §§ 1.704- 2(f)(6) and 1.704-2(j)(2). This subsection is intended to comply with the minimum gain chargeback requirement in Regulations § 1.704-2(f) and shall be interpreted consistently therewith.

B.            Member Minimum Gain Chargeback. Except as otherwise provided in Regulations § 1.704-2(i)(4), notwithstanding any other provision of this Appendix B, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Allocation Period, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations § 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Allocation Period (and, if necessary, subsequent Allocation Periods) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations § 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations §§ 1.704-2(i)(4) and 1.704-2(j)(2). This subsection is intended to comply with the minimum gain chargeback requirement in Regulations § 1.704-2(i)(4) and shall be interpreted consistently therewith.

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C.            Qualified Income Offset. In the event that any Member who unexpectedly receives any adjustments, allocations, or distributions described in Regulation §§ 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) has an Adjusted Capital Account Deficit as of the end of any Taxable Year, computed after the application of Section II.A and Section II.B but before the application of any other provision of this Section II, items of Company income and gain shall be allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided, that an allocation pursuant to this subsection shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Appendix B have been tentatively made as if this subsection were not applicable. This subsection is intended to be a “qualified income offset” as defined in Regulations § 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

D.            Nonrecourse Deductions. Nonrecourse Deductions for any Allocation Period (or other applicable period) shall be specially allocated pro rata among the Members in proportion to their respective Membership Percentage, except to the extent that the Code and Treasury Regulations require that such deductions be allocated in some other manner. Any Member Nonrecourse Deductions for any Allocation Period shall be specially allocated to the Member who bears the Economic Risk of Loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations § 1.704-2(i)(1). If more than one Member bears the Economic Risk of Loss with respect to Member Nonrecourse Debt, Member Nonrecourse Deductions attributable thereto shall be allocated between or among such Members in accordance with the ratios in which they share such Economic Risk of Loss.

E.            Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code §§ 734(b) or Section 743(b) is required, pursuant to Regulations § 1.704-1(b)(2)(iv)(m)(2) or Regulations § 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such provisions.

F.            Curative Allocations.

(1)            The allocations set forth in Sections II.A through II.E of this Appendix B are intended to comply with certain requirements imposed by Code § 704(b) and the Regulations promulgated thereto (the “Regulatory Allocations”). If in any Taxable Year any Regulatory Allocations (which term shall include any other allocations required to be made under Code § 704(b) or under the Regulations promulgated thereunder) are made, then in allocating the remainder of the Company’s Profits or Losses (or items thereof) thereafter pursuant to Section 4.1 of the Agreement, whether in the same Allocation Period or in subsequent Allocation Periods, the Regulatory Allocations shall be taken into account so that, to the maximum extent possible and as quickly as possible, the net amount of allocations made to each of the Members under Section 4.1 of the Agreement and Sections II.A through II.E of this Appendix B (and otherwise under Code § 704(b) and the Regulations promulgated thereunder) and this Section II.F(1), shall be equal to the net amount that would have been allocated to each of the Members solely under Section 4.1 of the Agreement had the Regulatory Allocations not been applicable. The application of this Section II.F(1) and the making of curative allocations pursuant hereto shall be made in any reasonable manner determined by the Managing Member, following consultation with the Company’s tax advisors.

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(2)            For purposes of applying Section II.F(1) above, Regulatory Allocations which constitute allocations of Nonrecourse Deductions or Member Nonrecourse Deductions shall not be offset by subsequent curative allocations of Profits or items of income or gain comprising the Profits or Losses of the Company pursuant to Section II.F(1) prior to the first Taxable Year thereafter during which there is a net decrease in the Company Minimum Gain (or a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt, as the case may be), and then, shall only be offset by curative allocations pursuant to Section II.F(1), if the Managing Member reasonably determines that such Regulatory Allocations are not offset (or reasonably likely to be offset) by allocations (including expected future allocations) of income or gain under Section II.A or Section II.B of this Appendix B.

III.	Excess Nonrecourse Liabilities. For purposes of determining the Members’ proportionate share of “excess nonrecourse liabilities,” if any, of the Company within the meaning of Regulations § 1.752-3(a)(3) for any Allocation Period, the Members’ respective interests in Company “profits” shall be in the same proportions that the Members share Profits during such Allocation Period.

IV.	Tax Treatment of Fees Paid by the Company to Member/Affiliate. For income tax reporting purposes, any and all fees paid by the Company to any Member and/or any Affiliate thereof, shall be treated as expenses of the Company and, if paid to a Member, shall be treated as payments made pursuant to § 707(a) of the Code. To the extent that payments of such fees to any Member or Affiliate thereof (or any other fees or compensation paid to any Member or Affiliate thereof) ultimately are not determined to be Code § 707(a) payments, the Member receiving such fee or compensation shall be specially allocated gross income of the Company in an amount equal to the amount of such fee or compensation, and the Member’s Capital Account shall be adjusted to reflect the payment of such fee or compensation, subject to the next sentence. If the Company’s gross income for an Allocation Period is less than the amount of such fee or compensation paid in such year, the Member shall be specially allocated gross income of the Company in the succeeding Allocation Period(s) until the total amount so allocated equals the total amount of such fee or compensation.

V.	Related Matters. Any elections or other decisions relating to such allocations shall be made by the Managing Member in any manner that reasonably reflects the purpose and intention of this Agreement.

VI.	Deficit Restoration. Notwithstanding any other provision of this Agreement to the contrary, upon liquidation of a Member’s Membership Interest (whether or not in connection with a liquidation of the Company), no Member shall have any liability to restore any deficit in any deemed or hypothetical Capital Account. In addition, no allocation to any Member of any Loss, whether attributable to depreciation or otherwise, shall create any asset of or obligation to the Company, even if that allocation reduces, or creates or increases a deficit in that Member’s deemed or hypothetical Capital Account; it is also the intent of the Members that no Member shall be obligated to pay any such amount to or for the account of the Company or any creditor of the Company. Notwithstanding the foregoing, upon the liquidation of a Member’s Membership Interest, the Company may, with the approval of the Managing Member, allocate to such Member items of income and gain with respect to the Taxable Year in which such liquidation occurs, and with respect to any prior Taxable Year to the extent permitted by law, in order to eliminate any such deficit.

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APPENDIX C

FORM OF SPOUSAL CONSENT

SPOUSAL CONSENT

I, _______________________, spouse of _______________________, acknowledge that I have read the Amended and Restated Limited Liability Company Agreement, dated as of September 30 2020, by and among Direct Digital Holdings, LLC, a Texas limited liability company (the “Company”), and the other parties thereto, to which this Spousal Consent (this “Consent”) is attached as Appendix C (as the same may be amended or amended and restated from time to time, the “Agreement”), and that I understand the contents of the Agreement. I am aware that my spouse is a party to the Agreement and the Agreement contains provisions regarding the voting and transfer of the Membership Interests (as defined in the Agreement) of the Company which my spouse may own, including any interest I might have therein.

I hereby agree that I and any interest, including any community property interest, that I may have in any Membership Interests of the Company subject to the Agreement shall be irrevocably bound by the Agreement, including any restrictions on the transfer or other disposition of any Membership Interests, valuation methods, or agreed values for the Membership Interests or voting or other obligations as set forth in the Agreement. I hereby irrevocably appoint my spouse as my attorney-in-fact with respect to the exercise of any rights and obligations under the Agreement.

I agree that, in the event of divorce or the dissolution of my marriage to my present spouse or other legal division of property, I will transfer and sell, at the fair market value, to my spouse any and all interest I have or may acquire in the Company, and I further agree that a court may award such entire interest to my spouse as part of any such legal division of property. The foregoing agreement is not intended as a waiver of any community property or other ownership interest I may have in the Membership Interests of the Company, but only as an agreement to accept other property or assets of substantially equivalent value as part of any property settlement agreement or other legal division of property upon divorce or the dissolution of my marriage.

I agree not to bequeath my interest, if any, in the Membership Interests of the Company, by will, trust, or any other testamentary disposition to any person other than my current spouse. Further, the residuary clause in my will shall not include my interest, if any, in the Membership Interests of the Company.

I agree not to pledge or encumber any interest I may have in the Membership Interests of the Company.

This Consent shall be binding on my executors, administrators, heirs, and assigns. I agree to execute and deliver such documents as may be necessary to carry out the intent of the Agreement and this Consent.

I am aware that the legal, financial, and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right. I am under no disability or impairment that affects my decision to sign this Consent and I knowingly and voluntarily intend to be legally bound by this Consent. I am satisfied with the terms of this Consent and I understand and have received full disclosure of all the rights that I am agreeing to waive.

I hereby agree that my spouse may join in any future amendment, waiver, consent, or modification of the Agreement without any further signature, acknowledgment, agreement, or consent on my part or notice to me.

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The undersigned has executed and delivered this spousal consent as of the date set forth below.

Dated to be effective on _____________________, 202_

Name:

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APPENDIX D

FORM OF ELECTION OF EXCHANGE

ELECTION OF EXCHANGE

Direct Digital Holdings, Inc.

1233 West Loop South, Suite 1170

Houston, TX 77027

Email Address: sechard@directdigitalholdings.com

Attention: Susan Echard

Direct Digital Holdings, LLC

c/o Direct Digital Holdings, Inc., its manager

1233 West Loop South, Suite 1170

Houston, TX 77027

Email Address: sechard@directdigitalholdins.com

Attention: Susan Echard

Reference is hereby made to the Second Amended and Restated Limited Liability Company Agreement of Direct Digital Holdings, LLC, a Texas limited liability company (the “Company”), dated as of February [_], 2022 (as amended from time to time, the “LLC Agreement”), among Direct Digital Holdings, Inc., a Delaware corporation (“PubCo”), the Company, and the Members from time to time party thereto (each, a “Holder”). Capitalized terms used but not defined herein shall have the meanings given to them in the LLC Agreement.

Effective as of the Exchange Date as determined in accordance with the LLC Agreement, the undersigned Member hereby transfers and surrenders to the Company the number of Class A Common Units set forth below and an equal number of shares of Paired Voting Stock held by such Member in exchange for the issuance to the undersigned Member of that number of shares of Class A Common Stock equal to the number of Class A Common Units so exchanged (to be issued in its name as set forth below), in accordance with the LLC Agreement. The undersigned hereby acknowledges that the Exchange of Class A Common Units shall include the cancellation of an equal number of outstanding shares of Paired Voting Stock held by the undersigned that have been surrendered in such Exchange.

Legal Name of Undersigned Member:

Address:

Number of Class A Common Units to be Exchanged:

If the undersigned Member desires the shares of Class A Common Stock be settled through the facilities of The Depositary Trust Company (“DTC”), please indicate the account of the DTC participant below.

In the event PubCo elects to certificate the shares of Class A Common Stock issued to the Member, please indicate the following:

Legal Name for Certificate Delivery:

Address for Certificate Delivery:

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The undersigned hereby represents and warrants that (i) the undersigned has full legal capacity to execute and deliver this Election of Exchange and to perform the undersigned’s obligations hereunder; (ii) this Election of Exchange has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms thereof or hereof, as the case may be, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies; (iii) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned, the Class A Common Units, the Paired Voting Stock or shares of Class A Common Stock subject to this Election of Exchange is required to be obtained by the undersigned for the transfer of such Class A Common Units, Paired Voting Stock or shares of Class A Common Stock to the Company (or PubCo, as applicable); (iv) the undersigned has complied with any qualifications or filings required under applicable securities laws; (v) the undersigned is the owner of the number of Class A Common Units and Paired Voting Stock the undersigned is electing to Exchange pursuant to this Exchange Notice, and that such Class A Common Units and Paired Voting Stock are not subject to any liens or restrictions on transfer (other than restrictions imposed by the Agreement, the charter and governing documents of PubCo and applicable Law); (vi) the undersigned is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended; (vii) the undersigned is either not currently in possession of material non-public information concerning PubCo or its securities or will not be in possession of such material non-public information at the time the shares of Class A common stock are sold in any public sale and (viii) the undersigned has consulted with the undersigned’s personal tax advisor regarding the tax consequences to the undersigned of this Election of Exchange and acknowledges that neither PubCo nor the Company is making any representations or warranties regarding the tax treatment of this Election of Exchange.

The undersigned hereby irrevocably constitutes and appoints any officer of PubCo, as applicable, as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, solely to do any and all things and to take any and all actions necessary to effect the Exchange elected hereby.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Election of Exchange to be executed and delivered by the undersigned or by its duly authorized attorney.

Name:

Dated:

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